Exhibit 4.13

US$150,000,000 11.75% Senior Notes due 2019

 FAVOR SEA LIMITED

PURCHASE AGREEMENT

January 24, 2014
Morgan Stanley & Co. International plc (“Morgan Stanley”)
25 Cabot Square
Canary Wharf London E14 4QA

UBS AG, Hong Kong Branch (“UBS”)
52/F Two International Finance Centre
8 Finance Street, Central
Hong Kong

The Hongkong and Shanghai Banking Corporation Limited (“HSBC”)
Level 17, HSBC Main Building
1 Queen’s Road, Central
Hong Kong

China Minsheng Banking Corp., Ltd. Hong Kong Branch (“CMBC”)
36/F., Bank of America Tower
12 Harcourt Road, Central
Hong Kong

(the “Representatives” or the “Initial Purchasers”)

 Ladies and Gentlemen:

Subject to the terms and conditions stated herein, Favor Sea Limited (the “Company”), a company incorporated in the British Virgin Islands with limited liability and a wholly-owned subsidiary of China XD Plastics Company Limited, a company incorporated under the laws of the State of Nevada in the United States (the “Parent Guarantor”), proposes to issue and sell to the Initial Purchasers US$150,000,000 aggregate principal amount of 11.75% Senior Notes due 2019 (the “Notes”). The Notes will be issued in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Company’s obligations under the Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior basis, by the Parent Guarantor, and the subsidiary named in Schedule A hereto (the “Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors”).  The Notes and the Guarantees are referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture (the “Indenture”) to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors and Citicorp International Limited, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

The Securities will be offered and sold in private sales exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in

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the United States in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”), and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

In connection with the sale of the Securities, the Company has prepared a preliminary offering circular (the “Preliminary Offering Circular”) and will prepare a final offering circular (the “Final Offering Circular”) including a description of the terms of the Securities, the terms of the sale of the Securities and a description of the Parent Guarantor and its subsidiaries. For purposes of this Agreement, “Free Writing Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Offering Circular or the Final Offering Circular, and “General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication (as defined below) existing at the Applicable Time (as defined below) and the information which is intended for general distribution to prospective investors, in each case, as evidenced by its being specified in Schedule B hereto. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Securities or of their offering, in the form retained in the Company’s records. “Applicable Time” means 5:15 pm (Hong Kong time) on the date of this Agreement.

Pursuant to the equitable mortgage over shares to be entered into between the Collateral Agent and the Parent Guarantor, the share pledge to be entered into between the Collateral Agent and the Company and any other agreements or instruments (collectively, the “Collateral Documents”) that may evidence or create a security interest in favor of the Collateral Agent for the benefit of the holders of the Securities in any or all of the Collateral (as defined below), the Securities will be secured on a first-priority basis by a pledge over the shares of each of the Company and Xinda Holding (HK) Company Limited (collectively, the “Collateral”), subject only to liens expressly permitted to be incurred or exist on the Collateral under the Indenture (the “Permitted Liens”).

This Agreement, the Notes, the Guarantees, the Indenture and the Collateral Documents are hereinafter sometimes referred to collectively as the “Transaction Documents.” The transactions contemplated herein and in the Transaction Documents are collectively referred to as the “Transactions.”

The Company and the Guarantors hereby agree with the several Initial Purchasers as follows:

1. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the several Initial Purchasers that as of the date of this Agreement and as of the Closing Date (as defined in Section 3 hereof) (unless otherwise indicated):

(a) Disclosure. (i) The General Disclosure Package, as amended or supplemented, does not and will not, at the Applicable Time and at the Closing Date (as defined in Section 3 hereof), respectively, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Preliminary Offering Circular, as of the date hereof, does not contain, and the Final Offering Circular, as of its date and at the Closing Date, as then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and

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warranties set forth in this paragraph do not apply to statements in or omissions from the Preliminary or Final Offering Circular or the General Disclosure Package based upon written information furnished to the Company by the Initial Purchasers through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

Each of the Company and the Guarantors, jointly and severally represents, warrants and agrees that the Wall-Crossing Marketing Materials (as defined below) contain information that is consistent with information in each of the General Disclosure Package and the Final Offering Circular in all material respects, and further represents, warrants and agrees that the Wall- Crossing Marketing Materials (i) did not as of the date thereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied with all applicable laws. Each of the Company and the Guarantors, jointly and severally represents, warrants and agrees that other than the the General Disclosure Package and the Final Offering Circular, no other materials have been distributed by the Company or the Guarantors in connection with the offering of the Securities. “Wall-Crossing Marketing Material” means the materials identified in Part A of Schedule C hereto.

(b) Good Standing of the Company and the Guarantors. Each of the Company and the Guarantors has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and no steps have been taken for its winding up. Each of the Company and the Guarantors has the power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in each of the General Disclosure Package and the Final Offering Circular; and each of the Company and the Guarantors is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in (x) a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or business prospects of the Parent Guarantor and the Subsidiaries taken as a whole or (y) an adverse effect on the ability of any of the Company and the Guarantors to perform their respective obligations under the Securities or the other Transaction Documents or to consummate the Transactions on a timely basis (“Material Adverse Effect”). The Memorandum and Articles of Association or other constitutive and organizational documents of each of the Company and the Guarantors comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect.

(c) Subsidiaries. The Parent Guarantor has no subsidiaries (as defined under the Securities Act) other than as listed on Schedule D (each a “Subsidiary” and collectively, the “Subsidiaries”). Other than the capital stock of the Subsidiaries, the Parent Guarantor does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Each Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and except as disclosed in each of the General Disclosure Package and the Final Offering Circular, no steps have been taken for its winding up. Each Subsidiary has the power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in each of the General Disclosure Package and the Final Offering Circular; and each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified

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would not, individually or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Offering Circular, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Parent Guarantor, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Parent Guarantor any loans or advances to such Subsidiary from the Parent Guarantor or from transferring any of such Subsidiary’s property or assets to the Parent Guarantor or any other Subsidiary of the Parent Guarantor. The constitutive and organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(d) Capital Stock of Subsidiaries. All of the issued shares of capital stock of each Subsidiary have been duly authorized and are validly issued, have been issued in compliance with all applicable securities laws, are fully paid and non-assessable and except as disclosed in each of the General Disclosure Package and the Final Offering Circular, are owned directly by the Parent Guarantor, free and clear of all security interests, mortgages, pledges, liens, charges, claims, equities or encumbrances. None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights of any security holder of such Subsidiary. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(e) Capital Stock of the Parent Guarantor. All of the outstanding shares of capital stock of the Parent Guarantor have been duly authorized; the issued and paid-up share capital of the Parent Guarantor is as set forth in and conforms as to legal matters to the description thereof contained in each of the General Disclosure Package and the Final Offering Circular; all outstanding shares of capital stock of the Parent Guarantor are validly issued in compliance with all applicable securities laws, fully paid and non-assessable, and will conform to the description thereof contained in each of the General Disclosure Package and the Final Offering Circular; none of the outstanding shares of capital stock of the Parent Guarantor have been issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights of any security holders; except as disclosed in the General Disclosure Package and the Final Offering Circular, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company are outstanding.

(f) No Finder’s Fee. Other than pursuant to this Agreement, there are no contracts, agreements or understandings between the Parent Guarantor, any Subsidiary and any person that would give rise to a valid claim against the Parent Guarantor, any Subsidiary or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as contemplated in this Agreement, none of the Parent Guarantor or any Subsidiary, has paid or agreed to pay any compensation for soliciting another  to purchase any securities of the Company.

(g) Absence of Further Requirements. No consent, approval, authorization, clearance, license, acceptance, decree or order of, or filing, qualification or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by the Transaction Documents (including the issue and sale of the Securities and the granting of liens and security interests to be granted by the Company and the Parent Guarantor pursuant to the Indenture and the Collateral Documents), except for

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approvals, authorizations, actions, notices and filings necessary to perfect the secured interests in the Collateral or that have been (or contemporaneously herewith will be) duly obtained, taken, given or made and are (or, upon obtaining, taking, giving or making any such approval, authorization, action, notice or filing, will be) in full force and effect as of the date of this Agreement.

(h) Title to Property. The Parent Guarantor and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all mortgages, pledges, security interests, claims, restrictions, liens, charges, encumbrances and defects of any kind except such as do not, singly or in the aggregate, materially affect the value of the property and do not materially interfere with the use made and/or proposed to be made of such property by the Parent Guarantor or its Subsidiaries; the Parent Guarantor and its Subsidiaries hold all leased real or personal property under valid, subsisting and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them and neither the Parent Guarantor nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Parent Guarantor or any of its Subsidiaries under any of the leases mentioned above, or materially and adversely affecting or questioning the rights of the Parent Guarantor or any of its Subsidiaries to the continued use of the leased premises under any such lease.

(i) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of each of the Transaction Documents, the issue and sale of the Securities and the granting of liens and security interests to be granted by the Company and the Parent Guarantor pursuant to the Indenture and the Collateral Documents have been duly authorized by all necessary corporate action and the execution, delivery and performance of each of the Transaction Documents, the issue and sale of the Securities, the granting of liens and security interests to be granted by the Company and the Parent Guarantor pursuant to the Indenture and the Collateral Documents and the application of the net proceeds from the sale of the Securities as set forth and contemplated by each of the General Disclosure Package and the Final Offering Circular, will not result in a breach or violation of any of the  terms  and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any tax, lien, charge or encumbrance upon the shares of capital stock of the Parent Guarantor or any Subsidiary or any property or assets of the Parent Guarantor or any Subsidiary pursuant to: (i) the charter or by-laws of the Parent Guarantor or any Subsidiary, (ii) any statute, rule, regulation or judgment, order, writ or decree of any governmental agency or body or any court or arbitral panel, domestic or foreign, having jurisdiction over the Parent Guarantor or any Subsidiary or any of their respective assets, properties or operations, or (iii) any agreement or instrument to which the Parent Guarantor or any Subsidiary is a party or by which the Parent Guarantor or any Subsidiary is bound or to which any of the assets or properties of the Parent Guarantor or any Subsidiary is subject (other than any lien, charge or encumbrance created or imposed pursuant to the Collateral Documents), except (in relation to clause (iii) only) such breach, violation, default, Debt Repayment Triggering Event, tax, lien, charge or encumbrance that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent Guarantor or any Subsidiary.

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(j) Absence of Existing Defaults and Conflicts. Neither the Parent Guarantor nor any Subsidiary is (i) in violation of its respective charter or by-laws, (ii) in breach or violation of any statute, rule, regulation or judgment, order, writ or decree of any governmental body, agency, court or arbitral panel, domestic or foreign, having jurisdiction over the Parent Guarantor or any Subsidiary or any of their respective assets, properties or operations, or (iii) in default (or with the giving of notice or lapse of time would be in default or constitute a Debt Repayment Triggering Event) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the assets or properties of any of them is subject, except (in relation to clause (iii) only) such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(k) Authority/Corporate Action. Each of the Company and the Guarantors has the full right, power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party. All action or activity required to be taken, fulfilled or done (including without limitation the obtaining of any consent or license or the making of any filing or registration) by the Company and the Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents, as applicable, and the compliance by the Company or the Guarantors with the terms of each of the Transaction Documents, as applicable, (including the issue and sale of the Securities and the granting of liens and security interests to be granted by the Company and the Guarantors pursuant to the Indenture and the Collateral Documents) has been duly taken, fulfilled or done.

(l) Ranking of Securities. The obligations of the Company and the Guarantors in connection with the Securities will rank in respect of payment at least equally and ratably (pari passu) with all other unsecured and unsubordinated obligations of the Company and the Guarantors.

(m) Required Contracts. There are no contracts or documents that are required to be described in the Parent Guarantor’s Annual Report on Form 10-K or to be filed as an exhibit to the Parent Guarantor’s Annual Report on Form 10-K that have not been so described and filed as required.

(n) Termination of Contracts. None of the Parent Guarantor or any of its Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements in effect, which are referred to or described in the General Disclosure Package and the Final Offering Circular, or filed as an exhibit to the Parent Guarantor’s Annual Report on Form 10-K, and no such termination or non-renewal has been threatened by the Parent Guarantor or any of its Subsidiaries or, to the Parent Guarantor or any of its Subsidiaries’ knowledge, any other party to any such material contract or agreement.

(o) Authorization of the Notes. The Notes have been duly authorized by the Company, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles relating to enforceability (collectively, the “Enforceability Exceptions”) and will be entitled to the benefits of the Indenture.

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(p) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor. The Indenture has been duly authorized by the Company and each Guarantor and when executed and delivered by the Company, each Guarantor and the Trustee and the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed by each of the Company and the Guarantors, (and assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms subject, as to enforceability, to the Enforceability Exceptions.

(q) Authorization of the Guarantees. Each Guarantee has been duly authorized by the relevant Guarantor, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of such Guarantor, enforceable in accordance with its terms subject, as to enforceability, to the Enforceability Exceptions.

(r) Description of Agreements. The Indenture, the Notes, the Guarantees, the Collateral and the Collateral Documents conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Offering Circular.

(s) Authorization of the Collateral Documents. Each of the Collateral Documents has been duly authorized by the Company and each Guarantor party thereto (or intended to be a party thereto), and when executed and delivered by the Company and each Guarantor party thereto and validly authorized, executed and delivered by the other parties thereto in accordance with the provisions of the Indenture will be a valid and legally binding obligation of the Company and each such Guarantor, as applicable, enforceable in accordance with its terms, subject, as to enforceability, to the Enforceability Exceptions.

(t) Granting of Security Interest. (A) The execution, delivery, recordation, filing or performance of the Indenture and any applicable Collateral Documents by each of the Company and the Guarantors, (B) the grant by each of the Company and the Guarantors of the liens granted by it pursuant to the applicable Collateral Documents, (C) the perfection or maintenance of the liens created under the Collateral Documents (including, where applicable, the first priority nature thereof) and (D) the exercise by the Collateral Agent of the remedies in respect of the Collateral, will not require any consent, approval, authorization or other order of, or any notice to or filing with, any court, regulatory body, administrative agency or other governmental body (other than such filings, registrations, consents, approvals, notarizations or other authorizations required under or contemplated by the Indenture and the Collateral Documents in order to perfect any security interest granted by the Collateral Documents, collectively, the “Collateral Perfection Requirements”), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default or a Debt Repayment Triggering Event under, or result in the imposition of any tax, lien, charge or encumbrance upon the shares of capital stock of the Parent Guarantor or any Subsidiary or any right, property or assets of the Parent Guarantor or any Subsidiary pursuant to (other than any lien, charge or encumbrance created or imposed pursuant to the Collateral Documents), (X) the charter or by-laws or similar organizational documents of the Parent Guarantor or any of its Subsidiaries or (Y) any agreement, indenture or other instrument, to which the Parent Guarantor or any of its Subsidiaries is bound or to which its or their respective property is subject, except in the case of clause (Y) such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

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(u) Validity of Security Interest. Subject to and upon the satisfaction of the Collateral Perfection Requirements required in the Indenture and the Collateral Documents, the Collateral Documents create (or after the execution and delivery thereof will create) in favor of the Collateral Agent for the benefit, among others, of the holders of the Securities, a valid and enforceable perfected first priority security interest in and lien on all of the Collateral. No filings or recordings are required in order to perfect and protect the security interests created under the Collateral Documents except for the Collateral Perfection Requirements required in the Indenture and the Collateral Documents , which shall have been made in accordance with and pursuant to the Collateral Documents. Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and the Guarantors are the legal and beneficial owners of the Collateral and have the power and authority to collaterally assign rights in the Collateral, free and clear of all liens (other than the Permitted Liens).

(v) Absence of Restrictions on Payments of Dividends. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings to which the Parent Guarantor and/or any Subsidiary is a party, by which the Parent Guarantor and/or any Subsidiary is bound, or to which any property of the Parent Guarantor and the Subsidiaries is subject that restricts payment of dividends by the Parent Guarantor and/or the Subsidiaries.

(w) Possession of Licenses and Permits. The Parent Guarantor and its  Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses, approvals, consents and permits (“Licenses”) necessary or material to the conduct of the businesses now conducted as described in each of the General Disclosure Package and the Final Offering Circular; and all such Licenses are valid and in full force and effect. Neither the Parent Guarantor nor any Subsidiary is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Parent Guarantor or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

(x) Absence of Labor Dispute. No labor dispute with the employees of the Parent Guarantor or any of its Subsidiaries exists or, to the knowledge of the Parent Guarantor after due and careful enquiry, is imminent that could have, individually or in the aggregate, a Material Adverse Effect. The Parent Guarantor is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Parent Guarantor’s or any of its Subsidiaries’ principal suppliers, manufacturers or contractors that would, individually or in the aggregate, have a Material Adverse Effect. No director, officer or employee described in the section “Management” in each of the General Disclosure Package and the Final Offering Circular has terminated or notified the Parent Guarantor of his or her intention to terminate his or her relationship with the Parent Guarantor or any of its Subsidiaries, as the case may be.

(y) Employee Benefits. The Parent Guarantor and its Subsidiaries are in compliance with all applicable laws relating to employee benefits.

(z) Possession of Intellectual Property. The Parent Guarantor and its Subsidiaries own, possess or can acquire on reasonable terms, all trademarks, trade names and other rights to inventions, know how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), patents, patent rights, licenses, copyrights and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them as described in the General Disclosure Package and the Final Offering  Circular,  or  presently  employed  by  them,  and  have  not  received  any  notice  of

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infringement of or conflict with asserted rights of others with respect to  any  intellectual property rights that, if determined adversely to the Parent Guarantor or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and there is no pending or, to the knowledge of the Parent Guarantor after due and careful enquiry, threatened action, claim or suit challenging the validity of such intellectual property rights and the Parent Guarantor and its Subsidiaries are not aware of any facts or circumstances which would form a reasonable basis for any such claim.

(aa) Environmental Laws. (a)(i) Neither the Parent Guarantor nor any Subsidiary is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Parent Guarantor nor any Subsidiary owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Parent Guarantor nor any Subsidiary is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Parent Guarantor nor any Subsidiary is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Parent Guarantor nor any Subsidiary is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Parent Guarantor and its Subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; and (b) to the knowledge of the Parent Guarantor after due and careful enquiry, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(bb) The NASDAQ Global Market.  All public notices, announcements and advertisements in connection with the offering of the Securities and all filings and submissions provided by or on behalf of the Parent Guarantor to the NASDAQ Global Market comply with all rules and regulations of the NASDAQ Global Market in effect at the time of such filing or submission to the extent applicable.

(cc) SAFE Compliance. Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Parent Guarantor and its Subsidiaries have taken all necessary steps to comply with, and to ensure compliance by all of the Parent Guarantor and its Subsidiaries’ shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, requiring each shareholder that is, or is directly or indirectly

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owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(dd) Accurate Disclosure. The statements in each of the General Disclosure Package and the Final Offering Circular (i) under the headings “Summary” and “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and (ii) under the headings “Summary,” “Risk Factors,” “Our Business,” “Our Corporate Structure,” “Related Party Transactions” and “Description of Other Material Indebtedness” insofar as they purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings.

(ee) Absence of Manipulation. Neither the Parent Guarantor, the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, each an “Affiliate”) has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its Affiliates had a beneficial interest any Securities or attempt to induce any person to purchase any Securities. Neither the Parent Guarantor nor any of the Subsidiaries nor any of their respective directors, officers, Affiliates or controlling persons nor any person acting on its or their behalf (other than the Initial Purchasers) has taken, nor will they take, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. For the avoidance of doubt, the Stabilizing Manager may, on behalf of the Initial Purchasers, engage in transactions which stabilize the market price of the Securities.

(ff) Stabilization Safe Harbor. Neither the Parent Guarantor nor its Subsidiaries have taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000, as amended.

(gg) Statistical and Market-Related Data.  Any statistical and market-related data included in each of the General Disclosure Package, the Final Offering Circular or in any Supplemental Marketing Material (as defined below) are accurately and fairly presented and based on or derived from sources that the Parent Guarantor reasonably believes to be reliable and accurate, and the Parent Guarantor has obtained the written consent to the use of such data from such sources. “Supplemental Marketing Material” means the materials identified in Parts A and B of Schedule C hereto.

(hh) Forward-Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in each of the General Disclosure Package and the Final Offering Circular has been made or reaffirmed with a reasonable basis and in good faith.

(ii) Litigation. There are no pending actions, suits or proceedings (including any investigations by any court, arbitral panel or governmental agency or body, domestic  or foreign) against or affecting the Parent Guarantor, any Subsidiary or any of their respective properties that, if determined adversely to the Parent Guarantor or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform its obligations under

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this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the knowledge of the Parent Guarantor or the Company after due and careful enquiry, no such actions, suits or proceedings (including any investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Parent Guarantor or the Company, contemplated. No governmental agency or body, domestic or foreign has, in any inspection, examination or audit of the Parent Guarantor or the Company, reported findings or imposed penalties that have resulted in any Material Adverse Effect.

(jj) Independent Consultant; Industry Report. Frost & Sullivan, which prepared the industry report listed in Part B of Schedule C (the “Industry Report”) and the section entitled “Industry Overview” in each of the General Disclosure Package and the Final Offering Circular, was, as at the date of each of the General Disclosure Package and the Final Offering Circular, and continues to be, an independent consultant to the Parent Guarantor and the Company. Frost & Sullivan has consented to (i) the disclosure of its corporate name and information sourced from it which will appear in each of the General Disclosure Package and the Final Offering Circular and any amendments thereto (ii) the disclosure and availability of the Industry Report in its entirety on the Parent Guarantor’s corporate website. The Industry Report (i) contains information that is consistent with information in each of the General Disclosure Package and the Final Offering Circular in all material respects and (ii) complies with all applicable laws. All information provided by the Company to Frost & Sullivan required for the purposes of Frost & Sullivan’s preparation of the Industry Report has been supplied in good faith and after due and careful inquiry; such information was when supplied and remains (to the extent not subsequently updated by further information supplied to Frost & Sullivan prior to the date hereof) true and accurate in all material respects; and no information which might reasonably have affected the contents of the Industry Report in any material respect has been withheld or omitted.

(kk) Independent Registered Public Accountants. Each of KPMG and Moore Stephens Hong Kong (“MSHK”), whose report on the consolidated financial statements of the Parent Guarantor and the Subsidiaries is included in each of the General Disclosure Package and the Final Offering Circular, is an independent registered public accounting firm with respect to the Parent Guarantor and its consolidated subsidiaries as that term is defined in the Securities Act and the applicable rules and regulations thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(ll) Information. (a) All information provided by or on behalf of the Parent Guarantor to each of KPMG and MSHK has been supplied, or, as the case may be, will be supplied, in good faith and after due and careful inquiry; such information was when supplied and remains (to the extent not subsequently updated by further information supplied prior to the date hereof), or, as the case may be, will be when supplied, true and accurate in all material respects and no further information has been withheld the absence of which might reasonably have affected  the contents of any of such reports and letters in any material respect.

(mm)Financial Statements.

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(i).   The consolidated financial statements included in each of the General Disclosure Package and the Final Offering Circular, together with related notes as set forth therein, present fairly the financial position of the Parent Guarantor and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”), consistently applied throughout the periods involved;

(ii).   the other financial data contained in each of the General Disclosure Package and the Final Offering Circular are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Parent Guarantor and in a manner consistent with the accounting policies of the Parent Guarantor. The Parent Guarantor and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off- balance sheet obligations) not described in each of the General Disclosure Package and the Final Offering Circular; and

(iii). the non-US GAAP financial information contained in each of the General Disclosure Package and the Final Offering Circular are accurately and fairly presented in all material respects.

(nn) Management’s Discussion and Analysis of Financial Condition and Results of Operations. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the General Disclosure Package and the Final Offering Circular accurately and fairly describes (i) accounting policies that the Parent Guarantor believes are the most important in the portrayal of the Parent Guarantor’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of critical accounting policies, (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof and (iv) all material trends, demands, commitments, events, uncertainties and risks, and the  potential effects thereof, that the Parent Guarantor believes would materially affect liquidity and are reasonably likely to occur.

(oo)  Internal controls.
(i)
The Parent Guarantor, each Subsidiary and the Parent Guarantor’s board of directors (the “Board”) as well as the Audit Committee (“Audit Committee”), Compensation Committee and Nominating Committee of the Board are in compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), except as disclosed in each of the General Disclosure Package and the Final Offering Circular, and all applicable rules of The NASDAQ Global Market (the “Exchange Rules”). Except as disclosed in each of the General Disclosure Package and the Final Offering Circular, the Parent Guarantor and its Subsidiaries, taken as a whole, maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, the “Internal Controls”) that comply with the Securities Act, the Exchange Act, Sarbanes-Oxley, all rules and regulations promulgated under each  of the foregoing, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the PCAOB, and as applicable, the Exchange Rules (collectively, the “Securities

12

Laws”) and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect  to any differences, (E) the Parent Guarantor has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and (F) the Parent Guarantor has adopted and applies corporate governance guidelines. Except as disclosed in each of the General Disclosure Package and the Final Offering Circular, the Internal Controls are overseen by the Audit Committee in accordance with Exchange Rules. The Parent Guarantor has not publicly disclosed or reported to the Audit Committee or the Board, and is not aware of, any change in the Internal Controls or fraud involving management or other employees who have a significant role in the Internal Controls or any violation of, or failure to comply with, the Securities  Laws, which would have a Material Adverse Effect; and

(ii)
Except as disclosed in each of the General Disclosure Package and the Final Offering Circular, the Parent Guarantor has established and maintains and  evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Parent Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP; Except as disclosed in each of the General Disclosure Package and the Final Offering Circular, there are no material weaknesses or significant deficiencies in its internal control over financial reporting; all material weaknesses or significant deficiencies, if any, in the Parent Guarantor’s internal control over financial reporting have been identified to the Parent Guarantor’s independent auditors; since the date of the latest audited financial statements included in the General Disclosure Package and the Final Offering Circular there has been no change in the Parent Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect,  the Parent Guarantor’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses and, except as described in the General Disclosure Package and the Final Offering Circular, the Parent Guarantor’s independent auditors have not notified the Parent Guarantor of any material weakness or significant deficiency in the Parent Guarantor’s internal control over financial reporting.

(iii)
Except as disclosed in each of the General Disclosure Package and the Final Offering Circular, the Parent Guarantor has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a- 15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Parent Guarantor and its Subsidiaries is made known to the Parent Guarantor’s principal executive officer and principal financial

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officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(pp) Related Person Transactions. Except as disclosed in each of the General Disclosure Package and the Final Offering Circular, no indebtedness (actual or contingent) and no contract or arrangement (other than employment contracts or arrangements) is outstanding between the Parent Guarantor or its Subsidiaries, on the one hand, and any director of the Parent Guarantor or its Subsidiaries or any person connected with such director (including such director’s spouse, infant children or any company or undertaking in which such director holds a controlling interest), on the other hand; neither the Parent Guarantor nor any of its Subsidiaries is engaged in any material transactions with its current or former directors, officers, management, shareholders or other associates or Affiliates on terms that are not available from other parties on an arm’s-length basis.

(qq) No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or business prospects of the Parent Guarantor and its Subsidiaries, taken as a whole, that is material and adverse; (ii) neither the Parent Guarantor nor any of its Subsidiaries has: (1) entered into or assumed any material contract, transaction or commitment; (2) incurred, assumed or acquired or agreed to incur, assume or acquire any material liability (including contingent liability) or other obligation, direct or contingent; (3) acquired, sold, transferred or otherwise disposed of or agreed to acquire or dispose of any business or asset material to the Parent Guarantor and its Subsidiaries, which, taken as a whole, will have a Material Adverse Effect or (4) entered into a letter of intent or memorandum of understanding (or publicly announced an intention to do so) relating to any matters identified in clauses (1) through (3) above; (iii) the Parent Guarantor has not undertaken any share buy-back or capital reduction, nor has there been any dividend or distribution of any kind declared, paid or made by the Parent Guarantor on any class of its capital stock; (iv) the Parent Guarantor has not purchased any of its outstanding capital stock;

(v) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Parent Guarantor and its Subsidiaries; and (vi) neither the Parent Guarantor nor its Subsidiaries have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(rr) Choice of Law. Each of the Company and the Guarantors has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and each of the Company and the Guarantors has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 18 hereof) for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over each of the Company and the Guarantors as provided in Section 18 hereof.

(ss) Immunity. Neither the Parent Guarantor, any Subsidiary nor any of their respective properties,  assets  or  revenues  are  entitled  to  any  right  of  immunity  on  the  grounds  of

14

sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(tt) Investment Company Act. Each of the Guarantors and the Company is not, and after giving pro forma effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the General Disclosure Package and the Final Offering Circular would not be, required to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”) (as such term is defined therein).

(uu) Class of Securities Not Listed. The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act, and no securities of the same class (within the meaning of Rule 144A(d)(3)) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(vv) No General Solicitation; No Registration. None of the Parent Guarantor, the Subsidiaries or any of their respective Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer and sale of the Securities or any in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(ww) No Qualification of Indenture. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xx) No Directed Selling Efforts. None of the Parent Guarantor, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation or warranty is given) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to the Securities; the Parent Guarantor, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation or warranty is given) have complied and will comply with the offering restrictions requirement of Regulation S. The sale of the Securities by the Company pursuant to Regulation S is not part of a plan or scheme by the Company to evade the  registration provisions of the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities to be sold by it except for this Agreement.

(yy)  No Substantial U.S. Market Interest.  There is no “substantial U.S. market interest” as defined in Rule 902(n) of Regulation S in the Securities or any security of the same class as the Securities.

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(zz) Payments in Foreign Currency. Under current laws and regulations of British Virgin Islands and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of British Virgin Islands and all such payments made to holders thereof or therein who are non- residents of British Virgin Islands will not be subject to income, withholding, value-added or other taxes under laws and regulations of British Virgin Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in British Virgin Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in British Virgin Islands or any political subdivision or taxing authority thereof or therein.

(aaa) No liquidation proceedings. Except as disclosed in the General Disclosure Package and the Final Offering Circular, no winding up or liquidation proceedings have been commenced in any jurisdiction against the Parent Guarantor or any of its Subsidiaries, and no proceedings have been commenced for the purpose of, and no judgment has been rendered, declaring the Parent Guarantor or any of its Subsidiaries bankrupt or insolvent in any jurisdiction. Except as disclosed in the General Disclosure Package and the Final Offering Circular, neither the Parent Guarantor nor any of its Subsidiaries has taken any step towards any legal or administrative proceedings for the winding up, dissolution or liquidation of the Parent Guarantor or any of its Subsidiaries, or for the suspension, revocation or cancellation of their business licenses.

(bbb) Solvency. As of the date hereof and up to and including the Closing Date, immediately prior to and immediately following the consummation of the Transactions, each Guarantor and the Company is and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person is able to realize upon its assets and pay its debts or other liabilities (including contingent obligations) as they mature, (D) such person is not engaged in a business or a transaction for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

(ccc)  Anti-Bribery Laws, Anti-Money Laundering Laws, Sanctions.

(i)
Neither the Parent Guarantor nor any of its Subsidiaries or Affiliates, nor any director, officer, or employee, nor, to the knowledge of the Parent Guarantor after due and careful enquiry, any agent or representative of the Parent Guarantor or of any of its Subsidiaries or Affiliates, is aware of or has taken any action in furtherance of (a) an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or otherwise where either the

16

payment or gift or the purpose of such payment or gift was, is or would be prohibited under any anti-bribery laws, applicable law, rule or regulation of British Virgin Islands, PRC, Hong Kong and the United States or any other jurisdiction, including, but not limited to, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, or (b) any unlawful payment in connection with the business activities of the Parent Guarantor or any Subsidiary or Affiliate, as applicable; and the Parent Guarantor and its Subsidiaries and Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ii)
The operations of the Parent Guarantor and its Subsidiaries and, to the knowledge of the Parent Guarantor, the operations of its Affiliates are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Parent Guarantor and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or, to the knowledge of the Parent Guarantor, its Affiliates with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Parent Guarantor after due and careful enquiry, threatened.

(iii)
(a)  Neither the Parent Guarantor nor any of its Subsidiaries (collectively, the “Entity”) nor any director, officer, employee, agent, nor, to the knowledge of the Entity, any Affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Bureau of Industry Security of the U.S. Department of Commerce or other relevant sanctions authority, including, but not limited to, sanctions issued under the authority of the U.S. Trading with the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act, the U.S. Syrian Accountability and Lebanese Sovereignty Restoration Act, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, and the Iran Threat Reduction and Syria Human Rights Act of 2012, all as amended,

17

and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder, (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the target of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(b) Except as disclosed in each of the General Disclosue Package and the Final Offering Circular, the Entity has not engaged in any business dealings in, had any transactions with, or sold or purchased any goods or services to or from any country, person, or entity in those countries that are subject to any sanctions administered by any of the Sanctions or, to the knowledge of the Parent Guarantor or any of its Subsidiaries, who perform contracts in support of projects in or for the benefit of the relevant countries.

(c) The Entity will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c) The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the target of Sanctions.

(d) None of the issue and sale of the Securities, the execution, delivery and performance of this Agreement or the consummation of any other transaction contemplated hereby will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ddd) Taxes. Each of the Parent Guarantor and its Subsidiaries has (i) filed all necessary federal, national, state, provincial, local and foreign tax returns and each such tax return is accurate and complete in all material respects, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) paid all taxes required to be paid, unless such taxes are being contested in good faith and adequate reserves have been provided in accordance with US GAAP, or the failure to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies that the Parent Guarantor or any Subsidiary is contesting in good faith and for which the Parent Guarantor or such Subsidiary has provided adequate reserves in accordance with US GAAP, there is no tax deficiency that has been asserted against the Parent Guarantor

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or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(eee) Tax Incentives. All governmental tax waivers and other local and national tax relief, concession and preferential treatment of the Parent Guarantor and its Subsidiaries in the People’s Republic of China as described in each of the General Disclosure Package and the Final Offering Circular (each a “Tax Incentive”) are in full force and effect. The Parent Guarantor and its Subsidiaries have not received any notice of proceedings relating to the suspension, revocation or modification of any Tax Incentive that, if determined adversely to the Parent Guarantor or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(fff)  Insurance.  Each of the Parent Guarantor and the Subsidiaries are insured by insurers of recognized financial liability against such losses and risks and in such amounts and covering such risks as is generally deemed adequate and prudent for the conduct of its business and the value of its properties, except as disclosed in the General Disclosure Package and the Final Offering Circular. Neither the Parent Guarantor nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Parent Guarantor nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ggg) Transaction Taxes. Except as disclosed in the General Disclosure Package and the Final Offering Circular, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any of the Initial Purchasers in British Virgin Islands, PRC, Hong Kong, United States or to any political subdivision or taxing authority thereof or therein in connection with (A) the offer, sale and delivery by the Company of the Securities to or for the respective accounts of the Initial Purchasers or their designees, (B) the sale and delivery by the Initial Purchasers or their designees of the Securities to subsequent purchasers thereof, (C) the execution and delivery of each of the Transaction Documents, or (D) the consummation of any other transaction contemplated by each of the Transaction Documents, each of the General Disclosure Package and the Final Offering Circular.

(hhh) Ratings. No “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act (i) has imposed (or has informed the Parent Guarantor or any of the Subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Parent Guarantor’s or any Subsidiary’s retaining any rating assigned to the Parent Guarantor or any of the Subsidiaries or any securities of the Parent Guarantor or any of the Subsidiaries (ii) has indicated to the Parent Guarantor or any of the Subsidiaries that it is considering any of the actions described in Section 10(vi) hereof.

(iii) Listing of the Notes. The Company has obtained approval-in-principle for the Securities to be listed on the Official List of the SGX-ST.

(jjj) Regulations T. U. X. Neither the Parent Guarantor, nor the Subsidiaries, nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

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2. Agreement to Sell and Purchase. The Company agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the Company, US$150,000,000 aggregate principal amount of Securities at a purchase price of 97.08% of the principal amount thereof (the “Purchase Price”), which represents the issue price of 99.08% less a gross commission of 2.0% payable to the Initial Purchasers on the principal amount of the Securities subscribed for by each Initial Purchaser which shall be set forth in a separate letter agreement to be entered into on or prior to the Closing Date. The Company has also agreed to pay a private bank rebate of 0.35% of the principal amount of Securities in connection with such Securities subscribed for by certain private banking clients, which shall be deducted from the proceeds of the offering of the Securities at the Closing Date.

3. Payment and Delivery. The Company will deliver the Securities to or as instructed by the Representatives for the respective accounts of the several Initial Purchasers or to accounts specified by the Initial Purchasers through the facilities of The Depositary Trust Company in a form acceptable to the Representatives against payment of the purchase price by the Initial Purchasers in same day funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order or at the direction of the Company at 5:15 P.M., Hong Kong time, on February 4, 2014, such time being herein referred to as the “Closing Date.”

The Securities shall be evidenced by one or more certificates in global registered form in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

4.	Representations by Initial Purchasers; Resale by Initial Purchasers.

(a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is and will be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act as of the date hereof and at the Closing Date. Each Initial Purchaser, severally and not jointly, agrees with the Company, that it will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it, directly or indirectly, purchases, acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any such other material; and

(ii) such Initial Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act. Such Initial Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any Securities constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S under the Securities Act, Rule 144A

20

under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Accordingly, neither it nor any of its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meaning given to them by Regulation S.

(c) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Initial Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State:

(i) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(d)	Each of the Initial Purchasers severally represents and agrees that

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Initial Guarantors; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

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5. Certain Agreements of the Company.  The Company and each Guarantor agrees with the several Initial Purchasers that:

(a) Amendments and Supplements to Offering Documents. The Company and the Guarantors will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and confirm such advice in writing, and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the resale of all of the Securities by the Initial Purchasers, there occurs an event or development as a result of which any disclosure made in the Preliminary or Final Offering Circular or the General Disclosure Package if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as at the date of such republication, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement any such document to comply with applicable law, the Company and the Guarantors promptly will notify the Representatives of such event or development and confirm such notice in writing, and promptly will prepare and furnish, at its own expense, to the Initial Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission provided that the Company and the Guarantors shall not prepare such amendment or supplement without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or denied. Neither the Representatives’ consent to, nor the Initial Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8. As of the date of any amendments or supplements to the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular prepared by the Company and the Guarantors in accordance with the terms of this Agreement, the representations and warranties of the Company and the Guarantors contained in Section 1 hereof will be true and accurate with respect to each such document as so amended or supplemented as if repeated as at such date and as of the date of this Agreement and on each date falling on or before each Closing Date.

(b) Furnishing of Offering Documents. The Company and the Guarantors will (at their own expense/without charge) furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. Each of the Company and the Guarantors confirms that it hereby ratifies and authorizes the use  and despatch by the Initial Purchasers of the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular. Each of the Company and the Guarantors represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities by means of any Supplemental Marketing Materials. So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company and the Guarantors will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the

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Securities. The Company and the Guarantors will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(c) Blue Sky and Other Qualifications. The Company and the Guarantors will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Securities by the Initial Purchasers, provided that the Company and the Guarantors will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or subject themselves to taxation in any jurisdiction in which they would not otherwise be subject. The Company and the Guarantors will promptly advise the Representatives of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the Securities or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) Publicity. The Company and the Guarantors shall furnish to the Representatives a copy of each proposed Free Writing Communication to be prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed Free Writing Communication to which the Representatives reasonably object. Prior to the Closing Date, the Company or the Guarantors will not issue any press release or other communication directly or indirectly or hold any press conferences with respect to the Parent Guarantor or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Parent Guarantor or any Subsidiary, or the offering of the Securities, without the prior consent of the Representatives, which consent shall not be unreasonably withheld.

(e) Rating of Securities. On and prior to the Closing Date, the Company and the Guarantors shall take all action reasonably necessary to maintain the credit ratings given or to be given to the Securities of “BB-” and “BB-” by Standard & Poor’s Ratings Services (“S&P”) and Fitch Inc. (“Fitch”), respectively, and thereafter the Company and the Guarantors shall use reasonable best efforts to enable S&P and Fitch to continue to issue ratings with respect to the Securities while they remain outstanding.

(f) DTC. The Company will use its commercially reasonable efforts in cooperation with the Initial Purchasers to permit the Securities offered and sold in transactions by the Initial Purchasers to be eligible for clearance and settlement through The Depositary Trust Company (“DTC”).

(g) Listing. The Company will use its commercially reasonable efforts to have the Securities listed or admitted to trading on the SGX-ST on the Closing Date. In connection with the listing on the SGX-ST, the Company agrees to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material and take all other actions that may be necessary in order to maintain or effect such listing; and if the Company, having used its commercially reasonable efforts, is unable to maintain such listing, to use its commercially reasonable efforts to obtain and maintain a listing of the Securities on such other stock exchange or stock exchanges as the Company may agree with the Representatives.

(h) Furnishing of Information for Compliance. The Company and the Guarantors shall furnish the Representatives with such information as the Representatives may require for the purpose of compliance by the Representatives with the obligations imposed by the SGX-ST or other governmental agencies or bodies in relation to the offering of the Securities.

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(i) Applicable Law. The Company and the Guarantors will comply with United States securities laws and any other applicable law with respect to purchases and sales of the Securities.

(j) Transfer Restrictions. Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the General Disclosure Package and the Final Offering Circular for the time period and upon the other terms stated therein.

(k) No Resales by Affiliates. During the period of one year after the Closing Date, the Company or the Guarantors will not, and will not permit any of its Affiliates (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them.

(l) Directed Selling Efforts; General Solicitation. None of the Company, the Guarantors nor any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given), will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act) with respect to the Securities, nor will the Company, the Guarantors or any of their Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) solicit any offer to buy or sell any Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(m) Investment Company. For so long as any Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, nor will it become a closed-end investment company required to be registered, but not registered thereunder.

(n) Use of Proceeds. The Company will use the net proceeds received in connection with the offering of the Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Circular. The Company and the Guarantors will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise).

(o) Absence of Manipulation. In connection with the offering of the Securities, until the Representatives shall have notified the Company and the other Initial Purchasers of the completion of the resale of the Securities, neither the Company, the Guarantors nor any of their Affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its Affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its Affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising

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the price of, the Securities. For the avoidance of doubt, the Stabilizing Manager may, on behalf of the Underwriters, engage in transactions which stabilize the market price of the Securities.

(p) Integration. Each of the Company and the Guarantors agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to subsequent purchasers or (iii) the resale of the Securities by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(q) Taxes. The Company and the Guarantors will indemnify and hold harmless the Initial Purchasers against any documentary, stamp, sales or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Securities and on the execution, delivery and enforcement of this Agreement. All payments to be made by the Company or the Guarantors to the Initial Purchasers hereunder shall be made without set-off or counterclaim and free and clear of withholding or deduction for or on account of any present or future taxes, duties or governmental charges and all interest, penalties or similar liabilities with respect thereto (“Taxes”) unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the Guarantors shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received by the Initial Purchasers if no withholding or deduction had been required, except to the extent that any such Taxes are imposed (i) by reason of an Initial Purchaser having a present or former connection with the relevant taxing jurisdiction other than its participation as an Initial Purchaser hereunder, (ii) on the overall net income or revenue of an Initial Purchaser or (iii) as a result of a failure by an Initial Purchaser to provide any form or certificate reasonably requested by the Company or a Guarantor that would have reduced or eliminated such Taxes (other than as a result of a legal inability to do so).

(r) The Company and the Guarantors will perfect and protect the security  interests created under the Collateral Documents in accordance with and pursuant to the Collateral Documents.

(s) Restriction on Sale of Securities. For a period of 120 days after the date hereof, each of the Company and the Guarantors will not, offer, sell, issue, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantors or any of their respective Affiliates, directly or indirectly, or announce the offering, of any United States dollar- denominated debt securities having a maturity of more than one year from the date of its issue issued or guaranteed by Company or the Guarantors (other than the Notes and the Guarantees) without the prior written consent of the Initial Purchasers. Each of the Company and the Guarantors will not at any time directly or indirectly take any action referred to in the preceding sentence with respect to any securities under circumstances where such offer, sale, issuance, contract, pledge, disposition, transaction or announcement would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities.

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(t) Subject to Section 5(r), the Company and the Guarantors will (i) complete or deliver to the Collateral Agent on or prior to the Closing Date all filings and take all other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents and (ii) take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Collateral Documents.

6. Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including (i) all costs and expenses incident to the printing, word-processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the General Disclosure Package, the Final Offering Circular and all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Securities; (ii) all costs and expenses incident to all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents; (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company; (iv) all costs and expenses incident to the issuance and delivery to the Initial Purchasers of the Securities; (v) all fees and expenses relating to the listing of the Notes on the SGX-ST and any expenses incidental thereto; (vi) any expenses (including reasonable fees and disbursements of counsel to the Initial Purchasers) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto; (vii) any expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities; (viii) the inclusion of the Securities in the book- entry system of DTC; (ix) the rating of the Securities by rating agencies; (x) the fees and expenses of the Trustee, the Collateral Agent and any paying agent and their respective counsels , (xi) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including any related fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date); and (xii) all reasonable out-of-pocket expenses (including fees, disbursements and charges of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. It is understood that the Initial Purchasers shall be entitled to deduct all out-of-pocket expenses incurred by them in connection with the proposed purchase and sale of the Securities from the purchase price for the Securities, payable by the Initial Purchasers to the Company on the Closing Date.

7. Free Writing Communications. (a) Each of the Company and the Guarantors represents and agrees that, unless it obtains the prior consent of the Representatives, and each Initial Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Parent Guarantor and the Company consent to the use by any Initial Purchaser of a Free Writing Communication (the form of which shall be agreed by the Company or its U.S. counsel) that contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Notes or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Exhibit A hereto.

8. Conditions of the Obligations of the Initial Purchasers. The  obligations  of  the several Initial Purchasers to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the

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Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Initial Purchasers shall have received a letter, dated the date of this Agreement and on the Closing Date, of each of KPMG and MSHK, each in form and substance satisfactory to the Initial Purchasers concerning the financial information with respect to the Parent Guarantor and its Subsidiaries set forth in the General Disclosure Package and the Final Offering Circular.

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise) or in the earnings, business or operations of the Parent Guarantor and its Subsidiaries, taken as a whole, from that set forth in the General Disclosure Package provided to prospective purchasers of the Securities that, in the judgment of the Initial Purchasers, is material and adverse and that makes it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in each of the General Disclosure Package and the Final Offering Circular.

(c) Opinion of Counsel for the Company as to British Virgin Islands law. The Initial Purchasers and shall have received an opinion, dated such Closing Date, of Maples and Calder, counsel for the Company as to British Virgin Islands law, to the effect set forth in Exhibit B.

(d) Opinion and Negative Assurance Letter of Counsel for the Company and the Guarantors as to U.S. Federal Securities and New York Law. The Initial Purchasers shall have received an opinion and negative assurance letter, each dated such Closing Date, of Shearman & Sterling, counsel for the Company and the Guarantors as to U.S. federal securities and New York law, to the effect set forth in Exhibit C.

(e) Opinion of Counsel for the Parent Guarantor as to laws of the State of Nevada. The Initial Purchasers shall have received an opinion, dated such Closing Date, of Holland & Hart LLP, counsel for the Parent Guarantor as to laws of the State of Nevada, to the effect set forth in Exhibit D.

(f) Opinion of Counsel for the Company and the Guarantors as to PRC Law. The Initial Purchasers shall have received an opinion, dated such Closing Date, of Han Kun Law Offices, counsel for the Company and the Guarantors as to PRC law, to the effect set forth in Exhibit E.

(g) Opinion of Counsel for Xinda Holding (HK) Company Limited as to Hong Kong law. The Initial Purchasers shall have received an opinion, dated such Closing Date, of Shearman & Sterling, counsel for Xinda Holding (HK) Company Limited as to Hong Kong law, to the effect set forth in Exhibit F.

(h) Opinion of Counsel for Xinda Holding (HK) US Sub Inc. as to New York law. The Initial Purchasers shall have received an opinion, dated such Closing Date, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for Xinda Holding (HK) US Sub Inc. as to New York law, to the effect set forth in Exhibit G.

(i) Opinion of Counsel for the Initial Purchasers as to U.S. Federal Securities and New York law. The Initial Purchasers shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers with respect to certain matters of U.S. federal securities and New

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York law, such opinion or opinions, in form and substance satisfactory to the Initial Purchasers, dated such Closing Date, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) Opinion of Counsel for the Initial Purchasers as to PRC law. The Initial Purchasers shall have received from Jun He Law Offices, counsel for the Initial Purchasers with respect to certain matters of PRC law, such opinion or opinions, in form and substance satisfactory to the Initial Purchasers, dated such Closing Date, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k) Officers’ Certificates of the Company and the Parent Guarantor. The Initial Purchasers shall have received a certificate, dated such Closing Date, from each of the Company (signed by an executive officer or a director) and the Parent Guarantor (signed by the chief executive officer and chief financial officer of the Parent Guarantor), which such shall state that the representations and warranties of the Company and the Parent Guarantor, respectively, in this Agreement are true and correct, that the Company and the Parent Guarantor, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the dates of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent Guarantor and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(l) Listing. The Securities shall have been approved in principle for listing on the SGX- ST at or prior to the Closing Date.

(m) DTC. The Securities shall have been declared eligible for clearance and settlement through DTC.

(n) Ratings. On the Closing Date, (i) the Securities are rated at least “BB-” by S&P and “BB-” by Fitch, and (ii) no notice shall have been given by S&P or Fitch of any intended or potential downgrading of any rating of the Securities or of any review for a possible change that does not indicate the direction of the possible change in any rating of the Offered Securities.

(o) Appointment of Authorized Agent. The Representatives shall have received evidence of the appointment of the Authorized Agent as provided in Section 18 hereof on or prior to the Closing Date.

(p) Approval of Issuance and Sale of Securities. The Company shall have provided to the Representatives copies of the resolutions of the board of directors of the Company, authorizing the execution and delivery of this Agreement, the Indenture, the Notes and the Collateral Documents to which it is a party, and performance of the Company’s obligations hereby and thereby. Each Guarantor shall have provided to the Representatives copies of resolutions of the board of directors and shareholders of the Guarantor, authorizing the execution and delivery of this Agreement, the Indenture, the Notes, its Guarantee and the Collateral Documents to which it is a party, and performance of the Guarantor’s obligations hereby and thereby.

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(q) No Stop Order. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(r) Indenture and Securities. The Indenture shall have been duly executed and delivered by the Company, the Guarantors, the Trustee and the Collateral Agent, and copies thereof shall have been delivered to the Initial Purchasers. The Securities shall have been duly executed and delivered by the Company and the Guarantors and duly authenticated by the Trustee.

(s) Collateral Documents. Each of the Collateral Documents, in form and substance reasonably satisfactory to the Initial Purchasers and Collateral Agent, shall have been duly executed and delivered by the Company and the Guarantors party thereto (or intended to be a party thereto), together with transfer powers and endorsements (as applicable) for all such Collateral, executed in blank and delivered by a duly authorized officer of the applicable Guarantor, and all other documents required to be delivered at or prior to the Closing Date in respect of the Collateral Documents have been delivered and all other actions required to be taken at or prior to the Closing Date under and in respect of the Collateral Documents have been taken, in each case, to the reasonable satisfaction of the Initial Purchasers and the Collateral Agent.

(t) Other Documents and Certificates. The Company and the Guarantors shall have furnished to the Initial Purchasers such other documents and certificates as to the accuracy and completeness of any statement in each of the General Disclosure Package and the  Final Offering Circular as of the Closing Date, as the Initial Purchasers may reasonably request.

The Company and the Guarantors shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

The Initial  Purchasers  may,  in  their  sole discretion and  upon unanimous  agreement  among themselves, waive compliance with any of the conditions precedent specified in this Section 8.

9. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each of their directors and each of their officers, employees, agents and Affiliates, and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, other Federal or state statutory law or regulations, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular, any other documents comprising part of the General Disclosure Package, or the Final Offering Circular, in each case as amended or supplemented, or any Supplemental Marketing Material or Issuer Free Writing Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action (or action in respect thereof), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however,

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the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by that Initial Purchaser through the Representatives expressly and specifically for use therein, it being understood and agreed that the only such information furnished by that Initial Purchaser consists of (i) its name listed in the “Plan of Distribution” section, (ii) with respect to Morgan Stanley only, the first, second, third, fourth and fifth sentences under the sixth paragraph under the “Plan of Distribution” section and the third paragraph under the “Plan of Distribution – Selling Restrictions – United States” section and (iii) the seventh paragraph after the table of contents with respect to stabilization, in each case, of the General Disclosure Package and the Final Offering Circular. The indemnity provided in this Section 9 will be in addition to any liability that the Company and the Guarantors may otherwise have to the Indemnified Parties.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors and each of their respective officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities (or actions in respect thereof) to which such Purchaser Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular, any other documents comprising part of the General Disclosure Package or the Final Offering Circular, in each case as amended or supplemented, or any Supplemental Marketing Material or Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information, furnished to the Company by that Initial  Purchaser through the Representatives expressly and specifically for use therein, it being understood and agreed that the only such information furnished by that Initial Purchaser consists of the information described as such in Section 9(a). The indemnity provided in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the Purchaser Indemnified Parties.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party will not relieve it from any liability under subsections (a) and (b) unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there

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may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties and such indemnifying party shall bear the fees, and costs and expenses of such separate counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than the costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of subsection (a) of this Section 9 or the Company in the case of subsection (b) of this Section 9, representing the indemnified parties under such subsections (a) or (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this subsection (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or judgment (A) includes an unconditional written release of such indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such indemnified party.

(d) Contribution. In circumstances in which the indemnity agreement provided for in the preceding subsections of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) and any other equitable considerations appropriate in the circumstances. The relative benefits received by

31

the Company and the Guarantors on the one hand, and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of total commissions received by the Initial Purchasers from the Company under this Agreement before deducting expenses) received by the Company bear to the total commissions received by the Initial Purchasers from the Company under this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party. Notwithstanding any other provision of this subsection (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. For the purposes of this subsection (d), each director of an Initial Purchaser, each officer of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

10. Termination. The Initial Purchasers may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ National Market, the SGX-ST, the London Stock Exchange or the Hong Kong Stock Exchange, or any setting of minimum prices for trading on any such exchange, (ii) trading of any securities of the Parent Guarantor or any of the Subsidiaries shall have been suspended on any exchange or in any over- the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, United Kingdom, Hong Kong, PRC, Singapore or British Virgin Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the United States Federal or New York State, United Kingdom, Hong Kong, PRC, Singapore, or British Virgin Islands authorities, (v) any debt securities issued by the Parent Guarantor or any Subsidiary are downgraded in rating by a nationally recognized statistical rating organization, or (vi) there shall have occurred any attack, outbreak or escalation of hostilities, epidemic, acts of terrorism, declaration of war or any adverse change in national or international financial markets, legal or regulatory environment (including but not limited to any change in taxation laws or regulations), currency exchange rates or controls or political, regulatory, industrial or economic conditions, or any calamity or crisis that, in the judgment of the Initial

32

Purchasers, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in each of the General Disclosure Package and the Final Offering Circular.

If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 6, and provided further that Sections 1, 6, 9, 12 shall survive such termination and remain in full force and effect.

11. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase the Securities hereunder, the non-defaulting Initial Purchasers shall have the option but shall not be obligated to purchase severally, in proportion to their respective commitments hereunder or in such other proportion that the non-defaulting Initial Purchasers may specify, the Securities that such defaulting Initial Purchasers agreed but failed to purchase; if the non-defaulting Initial Purchasers do not purchase such Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, but if no such arrangements are made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser, or the Company except as provided in Section 10. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10, or if for any other reason the purchase of the Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Initial Purchasers pursuant to Section 9 shall remain in effect.

13. Notices. All communications hereunder will be in writing and, (a) if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Representatives: Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, UBS AG, Hong Kong Branch, 52/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong, Attention: Global Capital Markets Group (Facsimile No.:+852 2971 8848) and The Hongkong and Shanghai Banking Corporation Limited, Attention: Level 17, HSBC Main Building, 1 Queen’s Road Central, Hong Kong, Attn: Transaction Management, Tel : +852 2822 3897, Fax : +852 2530 1538; (b) if sent to the Company and the Guarantors, will be mailed, delivered or telegraphed and confirmed to China XD Plastics Company Limited, No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, People’s Republic of China, 150060, Tel: +86 451 8434 6100; provided, however, that any notice to an Initial Purchaser pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

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15. Representation of Initial Purchasers. The Representatives will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Initial Purchasers.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. Absence of Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, and each of the Company and the Guarantors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transaction contemplated by this Agreement, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any of the Guarantors, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company except the obligations set forth in this Agreement, (iv) the Initial Purchasers may have interests that differ from those of the Company and the Guarantors, and the Company and the Guarantors have been advised that the Initial Purchasers and their affiliates engage in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Initial Purchasers have no obligation to disclose such interests and transactions to the Company and Guarantors by virtue of any fiduciary, advisory or agency relationship, and (v) each of the Company and the Guarantors has consulted its own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Guarantors waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have no liability (whether direct or indirect) to the Company or any of the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of the Guarantors, including stockholders, employees or creditors of the Company or any of the Guarantors, if applicable.

18. (a) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction; Appointment of Authorized Agent. The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of each New York Court in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York Court and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Guarantors irrevocably appoint Law Debenture Corporate Services Inc. at 400 Madison Avenue, 4th Floor, New York, New York 10017, as its or his authorized agent (“Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and the Guarantors by the person serving the same to the address provided in

34

Section 13, shall be deemed in every respect effective service of process upon the Company and the Guarantors in any such suit or proceeding. The Company and the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement, provided that, if for any reason the Authorized Agent ceases to act as authorized agent hereunder, the Company and the Guarantors will promptly appoint another person reasonably acceptable to the Representatives to act as its respective authorized agent under this Agreement.

(c) Judgment Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Initial Purchaser or any person designated by such Initial Purchaser to receive such sum of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser or such designated person may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser or such designated person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

19. Further Assurance. At any time after the date of this Agreement, each party shall, and shall use all reasonable endeavors to procure that any necessary third party shall, at the cost of that party execute such documents and do such acts and things as the other party may reasonably require for the purpose of giving full effect to all the provisions of this Agreement by which it is bound.

20. Assignment. No party may assign any of its rights under this Agreement without the consent of the party against whom the right operates. No provision of this Agreement may be varied without the consent of the Representatives and the Company.

21. Waivers. No failure or delay by any party or any indemnified person in exercising any right or remedy pursuant to this Agreement or provided by general law or otherwise shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

22. Severability. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

23. Entire Agreement. This Agreement represents the entire agreement between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the preparation of each of the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular for the purpose of the offering, purchase and sale of the Securities.

24. Several Liability. Any provision of this Agreement that is expressed to bind more than one Initial Purchaser shall, save where expressly stated to be otherwise, bind each of them

35

severally (and not jointly and severally). For the avoidance of doubt, each Initial Purchaser shall be responsible under this Agreement on a several (and not joint) basis only for its own actions and omissions and shall not be responsible in any manner for any actions or omissions of any other Initial Purchaser, and all rights and obligations of the Initial Purchasers under this Agreement shall be on a several (and not joint) basis.

36

If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Initial Purchasers in accordance with its terrms.

Very truly yours, FAVOR SEA LIMITED

By:	/s/ JIE HAN
Title

CHINA XD PLASTIC COMPANY LIMITED

By:	/s/ JIE HAN
Title

XINDA HOLDING (HK) COMPANY LIMITED

By:	/s/ JIE HAN
Title

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
    is hereby confirmed and accepted
    as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Paul Olivera
Name: Paul Olivera
Title: Executive Director

Acting on behalf of itself and as the Representative
of the several Initial Purchasers

[Signature Page to Purchase Agreement]

UBS AG, HONG KONG BRANCH

By:	/s/ Conan Tam
Name: Conan Tam
Title: Managing Director

Acting on behalf of itself
and as the Representative
of the several Initial Purchasers

By:	/s/ Jason Wang
Name: Jason Wang
Title: Director

Acting on behalf of itself
and as the Representative
of the several Initial Purchasers

[Signature Page to Purchase Agreement]

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

/s/ Kyson Ho	/s/ Tracy Kung
Name: Kyson Ho	Tracy Kung
Title: Head of Structured Finance, Asia-Pacific Global Capital Financing Acting on behalf of itself and as the Representative of the several Initial Purchasers	Director, Transaction Management Global Capital Financing

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confinned and accepted as of the date first above written.

By:	/s/ Lin Zhihong	(SEAL)
Name: Lin Zhihong
Title: Acting on behalf of itself and as the Representative of the several Initial Purchasers

SCHEDULE A

Guarantors

Name	Country of Incorporation / Establishment
China XD Plastic Company Limited	State of Nevada, the United States
Xinda Holding (HK) Company Limited	Hong Kong

SCHEDULE B

1.	Issuer Free Writing Communications (included in the General Disclosure Package) None

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	Term Sheet

2.	The net roadshow presentation available on www.netroadshow.com

SCHEDULE C

Supplemental Marketing Materials

Part A

1.	Wall–Crossing Offering Circular

2.	Wall–Crossing Roadshow Slides

Part B

Industry report prepared by Frost & Sullivan dated April 24, 2013

SCHEDULE D

Subsidiaries of the Parent Guarantor

Subsidiary	Country of Incorporation / Establishment
Favor Sea Limited	British Virgin Islands
Xinda Holding (HK) Company Limited	Hong Kong
Xinda (HK) International Trade Company Limited	Hong Kong
Xinda Holding (HK) US Sub Inc	New York
Heilongjiang Xinda Enterprise Group Company Limited	PRC
Harbin Xinda Plastics New Material Company Limited	PRC
Sichuan Xinda Enterprise Group Company Limited	PRC
Heilongjiang Xinda Software Development Company Limited	PRC
Heilongjiang Xinda Enterprise Group Macromolecule Materials R&D Center Company	PRC
Sichuan Xinda Enterprise Group Meiyuan Training Center Company Limited	PRC
Sichuan Xinda Enterprise Group Software Development Company Limited	PRC
Sichuan Xinda Enterprise Group Sales Company Limited	PRC

EXHIBIT A

Pricing Term Sheet

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

PRICING SUPPLEMENT TO
THE PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 14, 2013, AS SUPPLEMENTED BY SUPPLEMENT NO. 1 DATED JANUARY 15, 2014

Favor Sea Limited

US$150,000,000 11.75% Guaranteed Senior Notes due 2019 (the “Notes”)

 January 24, 2014

This pricing supplement dated January 24, 2014 relates only to the offering of the Notes and should only be read together with the preliminary offering circular, dated November 14, 2013, as supplemented by Supplement No. 1, dated as of January 15, 2014 (the “Preliminary Offering Circular”) relating to such offering of the Notes. The information in this pricing supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. In all other respects, this pricing supplement is qualified in its entirety by reference to the Preliminary Offering Circular. Unless otherwise defined, capitalized terms used in this pricing supplement shall have the meanings given to them in the  Preliminary Offering Circular.

Issuer	Favor Sea Limited (the “Issuer”), a wholly-owned subsidiary of China XD Plastics Company Ltd. (the “Company”).
Guarantors	The Notes will initially be fully and unconditionally guaranteed on a senior basis by the Company and Xinda Holding (HK) Company Limited, a wholly-owned subsidiary of the Issuer.
Notes Offered	US$150,000,000 aggregate principal amount of 11.75% Guaranteed Senior Notes due 2019
Offering Format	Rule 144A/Regulation S
Offering Price	99.080% of the principal amount of the Notes
Maturity Date	February 4, 2019
Interest	The Notes will bear interest from and including February 4, 2014 at the rate of 11.75% per annum, payable semi-annually in arrears.
Yield to Maturity	12%
Interest Payment Dates	February 4 and August 4 of each year, commencing August 4, 2014.
Interest Record Dates	January 21 and July 21 of each year.
Denomination	US$200,000 and integral multiples of US$1,000 in excess thereof
Day Count	30/360

1

Optional Redemption	Prior to February 4, 2017 – Make-whole call @ T+100 bps On or after February 4, 2017: 105.875% On or after February 4, 2018: 102.938%
Equity Clawback	Until February 4, 2017: Up to 35% at 111.75%, plus accrued and unpaid interest, with the net proceeds of certain equity offerings as described in the Preliminary Offering Circular
Change of Control	Putable at 101% of principal amount thereof, plus accrued and unpaid interest.
Trade Date	January 24, 2014
Settlement Date	February 4, 2014
Ratings	Fitch: BB- / S&P: BB-
Listing	Approval in-principle has been received for the listing of the Notes on the Singapore Exchange Securities Trading Limited.
CUSIP/ISIN	Rule 144A Global Note: 312086 AA9/US312086AA95 Regulation S Global Note: G33353 AA4/USG33353AA46
Joint Global Coordinators	Morgan Stanley
Joint Bookrunners and Joint Lead Managers	Morgan Stanley UBS HSBC Minsheng Banking Corp., Ltd. Hong Kong Branch

* * *

This communication is intended for the sole use of the person to whom it is provided by the sender.

THE INFORMATION CONTAINED HEREIN DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. THE SECURITIES DESCRIBED HEREIN HAVE NOT, AND WILL NOT, BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

2

A SECURITIES RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND MAY BE SUBJECT TO REVISION OR WITHDRAWAL AT ANY TIME.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

3

EXHIBIT B

Form of Opinion of Maples and Calder

Our ref                      RDS/682074-000001/6537523v5

To the Addressees named in the First Schedule

[●] 2014

Dear Sirs

Favor Sea Limited (the "Company")

We have acted as counsel as to British Virgin Islands law to the Company in connection with its issue of US$[●] aggregate principal amount of [●]% Guaranteed Senior Notes due [●] (the "Notes"), unconditionally and irrevocably guaranteed by China XD Plastic Company Limited (the "Guarantor") and Xinda Holding (HK) Company Limited.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1
The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on [●] 2014, including the Company's Certificate of Incorporation and its Memorandum and Articles of Association as registered on 2 May 2008 and as amended on [●] 2014 (the "Memorandum and Articles").

1.2	The records of proceedings on file with and available for inspection on [●] 2014 at the British Virgin Islands High Court Registry (the "High Court Registry").

1.3	The written resolutions of the directors of the Company dated [●] 2014 (the "Resolutions").

1.4	A registered agent certificate dated [●] 2014 issued by TMF B.V.I. Ltd., the Company's registered agent (a copy of which is attached as Annexure A) (the "Registered Agent's Certificate").

1.5	A certificate from a Director of the Company (a copy of which is annexed hereto as Annexure B) (the "Director's Certificate").

1.6	The certified register of members of the Company (a copy of which is attached as Annexure C) (the "Register of Members").

1.7	The equitable mortgage over shares in the Company to be executed by the Guarantor in favour of Citicorp International Limited as security trustee (the "BVI Share Charge").

1.8	The transaction documents listed in the Second Schedule (the "Transaction Documents").

Terms not otherwise defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy  of the  Registered  Agent's Certificate, the Register of Members and the Director's Certificate. We have also relied upon the following assumptions, which we have not independently verified:

2.1
The Transaction Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

2.2
The Transaction Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their respective terms under the laws of the State of New York (in respect of the Purchase Agreement, the Indenture and the Notes) and the laws of Hong Kong (in respect of the Hong Kong Share Charge) (the "Relevant Law") and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

2.3
The choice of the Relevant Law as the governing law of the Transaction Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the United States federal courts and New York state courts located  in the Borough of Manhattan, in The City of New York, New York, U.S.A. (in respect of the Purchase Agreement, the Indenture and the Notes) and the Hong Kong courts (in respect of the Hong Kong Share Charge) (the "Relevant Jurisdiction") and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of New York law and all other relevant laws (other than the laws of the British Virgin Islands).

2.4
Where a Transaction Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of a Transaction Document marked to show changes to a previous draft, all such changes have been accurately marked.

2.5
Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	All signatures, initials and seals are genuine.

2.7	That the Company is not conducting a "regulated activity" under a "financial services enactment" (as defined under the Regulatory Code, 2009 (as amended)).

2.8	That neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

2.9	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

2.10
That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.11
The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents.

2.12
There is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Transaction Documents.

2.13	The Resolutions remain in full force and effect.

2.14	The Notes will be issued and authenticated in accordance with the provisions of the Indenture.

2.15
None of the parties to the Transaction Documents (other than the Company) is a company incorporated, or a partnership or foreign company registered, under applicable British Virgin Islands law and all the activities of such parties in relation to the Transaction Documents and any transactions entered into thereunder have not been and will not be carried on through a place of business in the British Virgin Islands.

2.16	The completeness and accuracy of the Register of Members.

2.17
The shares (the "Secured Shares") which are the subject of the security interest created by the BVI Share  Charge  are not subject to any liens or rights  of forfeiture  under  the  articles  of association in force of the Company and service of a stop notice in respect of the Secured Shares has not transpired in accordance with Part 49 of the Eastern Caribbean Supreme Court Civil Procedure Rules 2000.

2.18
Under the Relevant Law and all other relevant laws (other than the laws of the British Virgin Islands) including, without prejudice to the generality of the foregoing, the governing law and law of situs of the property (the "Foreign Law Secured Property") subject to the security interests created pursuant to the Hong Kong Share Charge, the Hong Kong Share Charge creates a valid and binding first priority security interest over the Foreign Law Secured Property, any steps required as a matter of the Relevant Law or other relevant laws (other than the laws of the British Virgin Islands) to perfect such security interest or to regulate its ranking in point of priority have been taken and there are no prior encumbrances or interests over the Foreign Law Secured Property.

2.19
The existence of the Secured Shares, and immediately prior to the creation of the first priority security pursuant to the BVI Share Charge the grantor of the security was the legal and beneficial owner of the Secured Shares and that no encumbrances or equities exist in respect of the Secured Shares (other than arising by virtue of the laws of the British Virgin Islands) and that there is no contractual or other prohibition (other than arising by virtue of the laws of the British Virgin Islands) binding on the grantor of the security preventing such grantor from creating the first priority security interest over the Secured Shares pursuant to the BVI Share Charge.

2.20	None of the Foreign Law Secured Property is situated in the British Virgin Islands or governed by British Virgin Islands law.

2.21	No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Notes.

2.22
There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the Relevant Law.

2.23
Payment obligations of the Company under the Transaction Documents are unsubordinated and undeferred as a contractual matter under the Relevant Law and the parties to the Transaction Documents do not subsequently agree to subordinate or defer their claims.

2.24	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1
The Company is a company limited by shares registered under the BVI Business Companies Act, 2004 (as amended) the "Act"), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands and possesses the capacity to sue and be sued in its own name.

3.2	The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Transaction Documents.

3.3
The execution and delivery of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the British Virgin Islands.

3.4
The execution, delivery and performance by the Company of the Transaction Documents to which it is a party have been authorised by and on behalf of the Company and, assuming the Transaction Documents have been executed in accordance  with the Resolutions and unconditionally delivered, such Transaction Documents have been duly executed and delivered by or on behalf of the Company, and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.5
Assuming that the BVI Share Charge has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws, the BVI Share Charge constitutes the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms.

3.6
No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with:

(a)	the execution, creation or delivery of the Transaction Documents by the Company or the BVI Share Charge by the Guarantor;

(b)	the enforcement of the Transaction Documents against the Company or the BVI Share Charge against the Guarantor; or

(c)	the performance by the Company of its obligations under the Transaction Documents or by the Guarantor of its obligations under the BVI Share Charge.

3.7
With the exception of filing fees charged by the Registry of Corporate Affairs in respect of any optional filings made at the Registry of Corporate Affairs, no taxes, fees or charges (including stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of:

(a)	the execution or delivery of the Transaction Documents or the BVI Share Charge;

(b)	the enforcement of the Transaction Documents or the BVI Share Charge; or

(c)	payments made under, or pursuant to, the Transaction Documents or the BVI Share Charge.

Companies incorporated or registered under the Act are currently exempt from income and corporate tax. In addition, the British Virgin Islands currently does not levy capital gains tax on companies incorporated or registered under the Act.

3.8	In relation to the Hong Kong Share Charge:

(a)	the courts of the British Virgin Islands will recognise the security interest created by the Hong Kong Share Charge;

(b)
no steps are required as a matter of British Virgin Islands law to perfect such security interest. However it is a requirement of the Act that the Company keep a register of all relevant charges created by the Company (the "Register of Charges"), either at the Company's registered office, or at the office of the Company's registered agent. Details of the Hong Kong Share Charge should therefore be entered into the Register. Furthermore, for the purposes of priority, an application should be made to the British Virgin Islands Registrar of Corporate Affairs to register the charges created by the Hong Kong Share Charge at the Registry of Corporate Affairs;[and

(c)
subject to registration as detailed in paragraph 3.8(b) above, the security interest created by the Hong Kong Share Charge will, as a matter of British Virgin Islands law have priority over any claims by third parties (other than those preferred by law) including  any liquidator or a creditor of the Company, subject in the case of a winding up of the Company in a jurisdiction other than the British Virgin Islands to any provisions of the laws of that jurisdiction as to priority of claims in a winding up, save that a floating charge will rank behind a subsequently registered fixed charge unless the floating charge contains a prohibition or restriction on the power of the Company to create any future security interest ranking ahead in priority to or equally with the floating charge.

3.9	In relation to the BVI Share Charge:

(a)	the BVI Share Charge creates a valid first equitable mortgage over the Secured Shares;

(b)	no steps are required as a matter of British Virgin Islands law to perfect such security interest; and

(c)
subject to the insolvency laws applicable to the Guarantor, the security interest created by the BVI Share Charge will have priority over any claims by third parties (other than those preferred by law).

3.10	To protect the interest of the holder of security over the Secured Shares, there may be entered in the register of members of the Company:

(a)	a statement that the Secured Shares are the subject of security;

(b)	the name of the holder of the security; and

(c)	the date on which the statement and name are entered in the register of members. A copy of the register of members may be filed at the Registry of Corporate Affairs.

3.11
Based solely upon our review of the Registered Agent's Certificate and the Register of Members, the following shares with a par value of US$1.00 in the capital of the Company are registered in the name of the following shareholder of the Company and are validly issued, fully paid up and non-assessable:

Name of shareholder	Number of shares
China XD Plastics Company Limited	40,000

3.12
On the basis of our searches conducted at the Registry of Corporate Affairs and at the High Court Registry on [●] 2014, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company.  It is a requirement that notice of appointment of a receiver made under section 118 of the Insolvency Act 2003 be registered with the Registry of Corporate Affairs under section 118 of the Insolvency Act 2003. However, it should be noted that there is no mechanism to file with the Registry of Corporate Affairs notice of an appointment of a receiver made under foreign legislation.

3.13
Based solely on our inspection of the High Court Registry from the date of incorporation of the Company, there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at the time of our searches on [●] 2014.

3.14
On the basis of our search conducted at the Registry of Corporate Affairs, no charge created by the Company has been registered pursuant to section 163 of the Act. [OR: Our search at the Registry of Corporate Affairs revealed the existence of a filed register of charges in respect of the Company, a copy of which is attached as Annexure D.] [to be confirmed]

3.15
None of the parties to the Transaction Documents (other than the Company) or the BVI Share Charge is or will be deemed to be resident, domiciled or carrying on business in the British Virgin Islands  by  reason  only  of   the  negotiation,  preparation,  execution,  performance  and/or enforcement of the Transaction Documents or the BVI Share Charge or (in the case of a holder of Notes) by reason only of holding a Note. A holder of the Notes will not be subject to taxation under the laws of the British Virgin Islands by reason only of the acquisition, ownership or disposal of a Note.

3.16
The Initial Purchasers and the Trustee each has standing to bring an action or proceedings before the appropriate courts in the British Virgin Islands for the enforcement of the Transaction Documents and the BVI Share Charge. None of the Initial Purchasers, the Trustee or any holder of a Note is required to be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands in order to enforce its rights under the Transaction Documents or the BVI Share Charge in the British Virgin Islands, or as a consequence of the execution, delivery or performance of the Transaction Documents or the BVI Share Charge.

3.17
The obligations of the Company under the Transaction Documents will rank at least pari passu in priority of payment with all other unsecured unsubordinated obligations of the Company, other than those preferred by the laws of the British Virgin Islands.

3.18
The Company is not entitled to any immunity under the laws of the British Virgin Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the British Virgin Islands to enforce or to collect upon the Transaction Documents.

3.19	Each of the Transaction Documents and the BVI Share Charge is in such legal form that it may be enforced under the laws of the British Virgin Islands.

3.20
It is not necessary in  order to ensure the legality, validity, enforceability  or  admissibility in evidence in the British Virgin Islands of the Transaction Documents, or subject to paragraph 3.9 above the BVI Share Charge, that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

3.21
There is no exchange control legislation under British Virgin Islands law and accordingly there are no exchange control regulations imposed under British Virgin Islands law. The Company, acting as principal, is free to acquire, hold and sell foreign currency and securities without restriction.

3.22
Any monetary judgment in the courts of the British Virgin Islands in respect of a claim brought in connection with the Transaction Documents or the BVI Share Charge is likely to be expressed in the currency in which such sum is made, because such courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands, but they may not necessarily do so.

3.23
There are no usury or interest limitation laws in the British Virgin Islands which would restrict the recovery of payments from the Company in accordance with the Transaction Documents or from the Guarantor in accordance with the BVI Share Charge.

3.24
The courts of the British Virgin Islands will observe and give effect to the choice of New York law or Hong Kong law (as the case may be) as the governing law of the Transaction Documents. The submission by the Company in the Transaction Documents to the non-exclusive jurisdiction of the courts of New York or Hong Kong (as the case may be) is legal, valid and binding upon the Company assuming that the same is true under New York law or Hong Kong law (as the case may be) and under the laws, rules and procedures applying in the courts of New York or Hong Kong (as the case may be).

3.25
Service of process in the British Virgin Islands on the Company may be effected by leaving at the registered office of the Company the relevant document to be served. On the basis of our search at the Registry of Corporate Affairs, the registered office of the Company is at TMF B.V.I. Ltd., P.O. Box 438, Road Town, Tortola, British Virgin Islands.

3.26
The appointment by the Company in the Transaction Documents of an agent to accept service of process in New York is legal, valid and binding on the Company assuming the same is true under the governing law of the Transaction Documents and does not conflict with or result in a breach of any law, public rule or regulation applicable to the Company currently in force in the British Virgin Islands.

3.27
Any final and conclusive judgment obtained against the Company in (i) the courts of New York in respect of the Transaction Documents (other than the Hong Kong Share Charge), or (ii) the courts of Hong Kong in respect of the Hong Kong Share Charge, in each case for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that in respect of the foreign judgment:

(a)
the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(b)	the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(c)	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

(d)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(e)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

3.28
The statements in the Preliminary Offering Circular and the Final Offering Circular (as such terms are defined in the Purchase Agreement) under the captions "Risk Factors", "Enforcement of Civil Liabilities", "Plan of Distribution" and “Taxation” are accurate insofar as they are summaries of the laws and regulations of the British Virgin Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Company under the Transaction Documents will not necessarily be enforceable in all circumstances in accordance with its terms. In particular:

(a)
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)
enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)
where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)
the courts of the British Virgin Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)
the courts of the British Virgin Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)
we reserve our opinion as to the enforceability of the relevant provisions of a Transaction Document to the extent that it purports to grant exclusive jurisdiction as there may be circumstances in which the courts of the British Virgin Islands would accept jurisdiction notwithstanding such provisions; and

(k)
a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Transaction Documents whereby the Company covenants to restrict the  exercise  of powers specifically given to it under the Act including, without limitation, the power to increase its maximum number of shares, amend its memorandum and articles of association or present a petition to a British Virgin Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of the Transaction Documents and the Notes.

4.3	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.4
The obligations  of the  Company may be subject to  restrictions  pursuant to  United Nations sanctions as implemented under the laws of the British Virgin Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the British Virgin Islands by the Order of Her Majesty in Council.

4.5	A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a British Virgin Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.6
We reserve our opinion as to the extent to which the courts of the British Virgin Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents and enforce the remainder of the Transaction Documents or the transaction of which such provisions form a part, notwithstanding any express provisions in the Transaction Documents in this regard.

4.7
We are not qualified to opine as to the meaning, validity or effect of any references to foreign (i.e. non-British Virgin Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in a Transaction Document.

4.8
Preferred creditors under British Virgin Islands law will rank ahead of unsecured creditors of the Company. Furthermore, all costs, charges and expenses properly incurred in the voluntary winding up of a company, including the remuneration of the liquidators, are payable out of the assets of the company in priority to all other unsecured claims.

4.9	Under section 166(1) of the Act, once the Hong Kong Share Charge is registered in accordance with section 163 of the Act it shall, as a matter of British Virgin Islands law, have priority over:

(a)	any other security created over the Foreign Law Secured Property that is subsequently registered in accordance with section 163 of the Act; and

(b)	any other security created over the Foreign Law Secured Property that is not registered in accordance with section 163 of the Act.

4.10
Under section 166(2) of the Act, charges created on or after the commencement date which are not registered shall rank among themselves in the order in which they would have ranked had section 166 of the Act not come into force. Therefore, if the registration recommended at paragraph 3.8.(b) above is not made, the security created pursuant to the Hong Kong Share Charge will rank after any later legal interest in the Foreign Law Secured Property which is registered in accordance with section 163 of the Act and will, if it is equitable security, rank after any later unregistered legal interest in the Foreign Law Secured Property created in favour of a bona fide purchaser or mortgagee for value without notice of the equitable security interests (if any) created pursuant to the Hong Kong Share Charge.

4.11
The courts of the British Virgin Islands would not recognise or enforce foreclosure (meaning the assumption by the mortgagee of beneficial ownership of the Secured Shares and the extinction of the mortgagor's equity of redemption therein) against the Secured  Shares pursuant to  any provision in the BVI Share Charge in the absence of foreclosure proceedings against the relevant mortgagor in the courts of the British Virgin Islands, or a judgment in respect of foreclosure proceedings against the mortgagor in the courts of another jurisdiction which the courts of the British Virgin Islands are prepared to enforce in accordance with the usual principles applicable to the enforcement of foreign judgments in the British Virgin Islands.

4.12
This opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the British Virgin Islands which are in force on the date of this opinion.

4.13
We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to the representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Documents and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees (and their respective successors) and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent except as pursuant to judicial or governmental order, pursuant to legal, regulatory or arbitration process, or as otherwise required by law, regulation or rules of any applicable stock exchange.

Yours faithfully

Maples and Calder

First Schedule

 Addressees

1.	Morgan Stanley &Co. International plc

2.	UBS AG, Hong Kong Branch

3.	The Hongkong and Shanghai Banking Corporation Limited

4.	Citicorp International Limited as Trustee, [Security Trustee] [and Collateral Agent]

Second Schedule

Transaction Documents

1.
A purchase agreement dated [●] 2014 entered into by the Company, China XD Plastics Company Limited, Xinda Holding (HK) Company Limited, Xinda Holding (HK) US Sub Inc., Favor Sea (US) Inc., UBS AG, Hong Kong Branch ("UBS"), The Hongkong and Shanghai Banking Corporation Limited ("HSBC"), and Morgan Stanley & Co. International plc ("Morgan Stanley") as initial purchasers (the “Purchase Agreement”).

2.
An indenture relating to the Notes dated [●] 2014 entered into by the Company, Citicorp International Limited ("Citicorp") as trustee (the “Trustee”) [and the Collateral Agent (as defined therein)] (the “Indenture”).

3.	The Notes

4.
The Share Charge dated [●] 2014, relating to a charge over the shares in Xinda Holding (HK) Company Limited, entered into by the Company in favour of Citicorp International Limited as security trustee (the "Hong Kong Share Charge").

Annexure A

 Registered Agent's Certificate

Annexure B

Director's Certificate

Annexure C

Register of Members

EXHIBIT C

Form of Opinion of Shearman & Sterling (US)

[•], 2013
To the Persons listed in Schedule A

Favor Sea Limited

US$[•] [•]% Senior Notes due 20[•]

Ladies and Gentlemen:

We have acted as United States counsel to Favor Sea Limited, a company incorporated under the laws of the British Virgin Islands with limited liability (the “Company”), in connection with the purchase and sale, pursuant to the Purchase Agreement, dated [•], 2013 (the “Purchase Agreement”), among the Company, each of the guarantors listed on Schedule B   to the Purchase Agreement (collectively, the “Guarantors”), and each of you, of US$[•]  aggregate principal amount of [•]% Senior Notes due 20[•] (the “Notes”) of the Company, irrevocably and unconditionally guaranteed (the “Guarantees”) by the Guarantors.  The Notes are to be issued by the Company pursuant to an indenture, dated as of [•], 2013 (the “Indenture”), among the Company, the Guarantors and Citicorp International Limited, as trustee (the “Trustee”).  This opinion letter is furnished to you pursuant to Section [8(d)] of the Purchase Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(a)	the Purchase Agreement;

(b)	the Indenture;

(c)	forms of certificates representing the Notes delivered today; and

(d)	forms of the Guarantees.

The documents described in the foregoing clauses (a) through (d) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed the following:

(a) the preliminary offering memorandum dated [•], 2013 relating to the offering of the Notes, as supplemented by a pricing term sheet dated [•], 2013 (together, the “Disclosure Package”);

(b) the final offering memorandum dated [•], 2013 relating to the offering of the Notes (the “Offering Memorandum”); and

(c) originals or copies of such other corporate records of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a) The genuineness of all signatures.

(b)  The authenticity of the originals of the documents submitted to us.

(c)  The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Purchase Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company and the Guarantors.

(e) That each Opinion Document is the legal, valid and binding obligation of each party thereto, other than the Company and the Guarantors, enforceable against each such party in accordance with its terms.

(f)  That:

(i) Each of the Company and the Guarantors is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii) Each of the Company and the Guarantors has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii) The execution, delivery and performance by each of the Company and the Guarantors of each Opinion Document to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(A) contravene its certificate or articles of incorporation or equivalent thereof, bylaws or other organizational documents;

(B) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C) result in any conflict with or breach of any agreement or document binding on it (other than the documents specified in Schedule

(B) of which any addressee hereof has knowledge, has received notice or has reason to know.

(iv) Except with respect to Generally Applicable Law, no  authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Company and the Guarantors of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

"Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and the Guarantors, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company and the Guarantors, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Purchase Agreement has been duly executed and delivered by the Company and the Guarantors under the laws of the State of New York.

2. The Indenture has been duly executed and delivered by the Company and the Guarantors under the laws of the State of New York and is the legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms.

3. The Notes have been duly executed under the laws of the State of New York by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase

Agreement, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. Each Guarantee has been duly executed and delivered by each Guarantor under the laws of the State of New York, and when the Notes are issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, such Guarantee will be the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

5. The execution and delivery by each of the Company and the Guarantors of each Opinion Document to which it is a party do not, and the performance by the Company and the Guarantors of their respective obligations thereunder will not, (i) result in a violation of Generally Applicable Law, or (ii) result in a breach of or a default under the material contracts as set out in Schedule B.

6. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by any of the Company or the Guarantors of any Opinion Document to which it is a party, except as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Notes and the Guarantees.

7. Each of the Company and the Guarantors is not required to register, and after giving pro forma effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, would not be required to register, as an investment company under the Investment Company Act of 1940, as amended.

8. Based upon the representations, warranties and agreements of the Company, the Guarantors and you in the Purchase Agreement and assuming compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, it is not necessary in connection with the offer and sale of the Notes and the Guarantees to you under the Purchase Agreement or in connection with the initial resale of such Notes and the Guarantees by you in the manner contemplated by the Purchase Agreement to register the Notes or the Guarantees under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Notes or the Guarantees.

9. The statements in the Disclosure Package and the Offering Memorandum under the caption “Description of the Notes”, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

10. The statements in the Disclosure Package and the Offering Memorandum under the caption “Taxation— Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

11. Assuming the validity of such action under the laws of the British Virgin Islands, in the case of the Company, and the State of Nevada and Hong Kong, in the case of the Guarantors with respect to their respective jurisdiction of organization, under the laws of the State of New York relating to submission to jurisdiction, each of the Company and the Guarantors, as applicable, (i) has, pursuant to Section [18(b)] of the Purchase Agreement and Section [●] of the Indenture, validly submitted to the jurisdiction of any New York state or United States federal court located in the Borough of Manhattan, The City of New York, New York, in any action or proceeding arising out of or with respect to the Purchase Agreement and the Indenture, and (ii) has validly appointed [Xinda Holding (HK) US Sub Inc] as its authorized agent for the purposes described in Section [18(b)] of the Purchase Agreement and Section [●] of the Indenture; and service of process effected in the manner set forth in Section [18(b)] of the Purchase Agreement and Section [●] of the Indenture will be effective under the laws of the State of New York in connection with any such action or proceeding.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions in paragraphs 2 through 4 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b) Our opinions in paragraphs 2 through 4 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are limited to (i) Generally Applicable Law, (ii) in the case of our opinion in paragraph 8, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and (iii) in the case of our opinion in paragraph 7 above, the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.  We are not admitted to practice in the State of Nevada or the British Virgin Islands and have not made any independent investigation of the laws of the State of Nevada or the British Virgin Islands.  Insofar as our opinions expressed above relate to matters governed by the laws of the State of Nevada or the British Virgin Islands, we have assumed, without independent investigation or inquiry, the correctness of the advice and conclusions of the State of Nevada or the British Virgin Islands counsels to each of the Company, the Guarantors and yourselves, which have furnished opinions to you today in accordance with the Purchase Agreement, and our opinions expressed above are subject to the assumptions and qualifications contained therein.

(d) We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

[Remainder of page intentionally left blank]

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

SZ/AY/MK KWL

SCHEDULE A

Morgan Stanley & Co. International plc
 25 Cabot Square
Canary Wharf London E14 4QA

UBS AG, Hong Kong Branch
52/F Two International Finance Centre
 8 Finance Street, Central
Hong Kong

The Hongkong and Shanghai Banking Corporation Limited
Level 17, HSBC Main Building
1 Queen’s Road Central
Hong Kong

SCHEDULE B

[List of Material Contracts governed by New York law and filed in the Company’s filings for the past three years]

[•], 2013

To the Persons listed in Schedule A

Favor Sea Limited

US$[•] [•]% Senior Notes due 20[•]

Ladies and Gentlemen:

We have acted as United States counsel to Favor Sea Limited, a company incorporated in the British Virgin Islands with limited liability (the “Company”), in connection with the purchase and sale, pursuant to the Purchase Agreement, dated [•], 2013 (the “Purchase Agreement”), among the Company, the guarantors listed in Schedule B to the Purchase Agreement (the “Guarantors”) and each of you, of US$[•] aggregate principal amount of [•]% Senior Notes due 20[•] (the “Notes”) of the Company, irrevocably and unconditionally guaranteed by the Guarantors.  The Notes are to be issued by the Company pursuant to an indenture, dated as of [•], 2013, among the Company, the Guarantors and Citicorp International Limited, as trustee.

In such capacity, we examined the preliminary offering memorandum dated [•], 2013, as supplemented by a pricing term sheet dated [•], 2013 (together, the “General Disclosure Package”), and the final offering memorandum dated [•], 2013 relating to the Notes (the “Offering Memorandum”).  As used herein, the term “Applicable Time” means [9:00 a.m.] New York time on [•], 2013, which we have assumed with your permission to be the time of first sale of the Notes.

We also reviewed and participated in discussions concerning the preparation of the General Disclosure Package and the Offering Memorandum with certain officers or employees of the Company, with their counsel and auditors, and with your representatives.  The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the General Disclosure Package or the Offering Memorandum, except as set forth in paragraphs 8 and 9 of our opinion addressed to you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the General Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) the Offering Memorandum (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[Remainder of page intentionally left blank]

This letter is being furnished to you solely for your benefit in connection with your purchase of the Notes, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

SZ/AY/MK KWL

SCHEDULE A

Morgan Stanley & Co. International plc
 25 Cabot Square
Canary Wharf London E14 4QA

UBS AG, Hong Kong Branch
52/F Two International Finance Centre
 8 Finance Street, Central
Hong Kong

The Hongkong and Shanghai Banking Corporation Limited
 Level 17, HSBC Main Building
1 Queen’s Road Central
Hong Kong

EXHIBIT D

Form of Opinion of Holland & Hart LLP

HOLLARD & HART

January [●], 2014

Morgan Stanley & Co. International plc
UBS AG, Hong Kong Branch
The Hongkong and Shanghai Banking Corporation Limited

Re:           $[●] [●]% Senior Notes due [●] of Favor Sea Limited Ladies and Gentlemen:

We have acted as special Nevada counsel to China XD Plastics Company Limited, a Nevada corporation (the “Parent Guarantor”), in connection with the issuance and sale by Favor Sea Limited (the “Issuer”) of $[●] principal amount of its [●]% Senior Notes due [●] (the “Securiti es”), pursuant to an indenture dated as of the date hereof (the “Indenture”) by and among the Issuer, the Parent Guarantor, Xinda Holding HK Company Limited, a corporation formed in Hong Kong (“ Subsidi ar y Guarantor, and together with Parent Guarantor, the “Guarantors”) and Citicorp International Limited, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collat eral Agent”). This opinion letter is prepared and delivered pursuant to Section 8(f) of the Purchase Agreement (the “ Purchase Agreem ent”) dated [●], 2014, among you, the Issuer and the Guarantors. All capitalized terms used but not defined herein shall have the respective meanings that are given to them in the Purchase Agreement.

In our capacity as counsel to the Parent Guarantor, we have examined the following documents, all dated as of [●], 2014, except where otherwise noted:

(a) Purchase Agreement;

(b)  Indenture (including the terms of the Guarantees contained therein);

(c) The Guarantees delivered by Parent Guarantor in connection with the issuance of the Securities;

(d) Equitable Mortgage among the Parent Guarantor, the Collateral Agen t and the Issuer, with respect to shares held by the Parent Guarantor in the  Issuer  (the “Securit y Agreem ent”);

(e)  The Parent Guarantor’s organizational documents, consisting of:

(i) Articles of Incorporation of the Parent Guarantor, filed with the Nevada Secretary of State on December 1, 2005, as amended January 6, 2009, April 20, 2009 and September 28, 2011, together with the Certificate of Designation of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock filed with the Nevada Secretary of State on January 6, 2009, and the Certificate of Designation of Series C Convertible Preferred Stock filed with the Nevada Secretary of State on November 30, 2009, the Certificate of Change filed with the Nevada Secretary of State on January 6, 2009, two Certificates of Correction filed with the Nevada Secretary of State on September 19, 2011, and the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock of the Parent Guarantor, filed with the Nevada Secretary of State on September 28, 2011, the Amended and Restated Certificate of Designation, Preferences and Rights of Series D  Junior  Convertible  Preferred  Stock, filed with the Secretary of State of Nevada on [●], 2014  (collectively, the “Articles”);

(ii) Second Amended and Restated Bylaws of the Parent Guarantor dated November 8, 2011, filed by the Parent Guarantor as Exhibit 3.1 to the Parent Guarantor’s Current Report on Form 8 -K filed with the United States Securities and Exchange Commission on November 8, 2011 (the “Bylaws”);

(iii) Action by Unanimous Written Consent of the Board of Directors of the Parent Guarantor dated [●], 2014;

(iv) Action by Unanimous Written Consent of the Board of Directors of the Parent Guarantor dated [●], 2014;

(v) Action  by  Written  Consent  of  the  Series  D  Stockholder  of  the Parent Guarantor dated [●], 2014;

(vi) Action  by  Written  Consent  of  the  Series  D  Stockholder  of  the Parent Guarantor dated [●], 2014;

(vii) Letter Request by and between the Parent Guarantor and the Series D Stockholder of the Parent Guarantor dated [●], 2014;

(viii) Opinion  Certificate  of  the  Parent  Guarantor  dated  of  even  date herewith (the “Opinion Certificate”); and

(ix) Certificate of Existence  as to  the Parent  Guarantor issued by the Nevada Secretary of State on [●], 2014 (the “Good Standing Certificate”).

The documents listed as (a) through (d) above are referred to below collectively as the “Transaction Documents.”

In addition, we have reviewed such other a greements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have examined originals or copies, certified to our satisfaction, of such cert ificates of public officials and officers and representatives of the Parent Guarantor and we have made such inquiries of officers and representatives of the Parent Guarantor as we have deemed relevant or necessary, as the basis for the opinions set forth h erein.

Our  opinions  herein  are  based  upon  our  consideration  of  only  those  statutes, rules and regulations which, in our experience, are normally applicable to guarantors of notes.   We express no opinion as to any state or federal laws or regulations appl icable to the subject transactions because of the legal or regulatory status of any parties to the Transaction Documents or as to the securities laws or Blue Sky laws of any jurisdiction.

In  rendering the opinions which  follow,  we  have,  with  your  consent , assumed and relied upon, the following:

(a) the genuineness of all signatures on documents reviewed by us, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents and the legal capacity of all natural persons executing such documents;

(b) the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents and in the Opinion Certificate, with respect to the factual matters set forth therein;

(c) all parties to the Transaction Documents (other than the Parent Guarantor) are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are organized;

(d) the Transaction Documents have been duly executed and delivered by the parties thereto (other than the Parent Guarantor);

(e) each of the parties to the Transaction Documents other than the Parent Guarantor has and had at the time of the execution and delivery thereof, all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

(f) the execution, delivery and performance of the Transaction Documents by all parties thereto other than the Parent Guarantor have been authorized by all required corporate action on the part of such other parties;

(g) there are no oral or written modifications of or amendments to any of the Transaction Documents and that there has been no waiver of any of the provisions of the Transaction Documents by action of the parties or otherwise;

(h) the Issuer is a wholly-owned subsidiary of the Parent Guarantor;

(i) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

(j) the conduct of the parties to the Purchase Agreement has complied with any requirement of good faith, fair dealing and conscionabi lity; and

(k) the Transaction Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder and there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents;

In rendering the opinion in paragraph 1 below a s to the good standing and valid existence of the Parent Guarantor, we have relied solely upon the Good Standing Certificate.

In rendering the opinion in paragraph 2 below as to the execution and delivery by the Parent Guarantor of the Transaction Documents, we have assumed that signed and dated originals of the Transaction Documents have been exchanged among all parties thereto without further conditions on the effectiveness or release thereof. Furthermore, we express no opinion as to the execution and delivery of the Transaction Documents to the extent that the validity of the execution and delivery of Transaction Documents is governed by any law other than the laws of the State of Nevada .

We express no opinion as to the following:

(1)
As to whether the Parent Guarantor may guarantee or otherwise become liable for, or pledge any assets to secure, indebtedness incurred by its subsidiary except to the extent the Parent Guarantor may be determined to have benefited from the incurrence of such indebtedness by its parent, or whether such  benefit  may  be measured other than by the extent to which the proceeds of the indebtedness incurred by the subsidiary are directly or indirectly made available to the Parent Guarantor for its corporate purposes; or

(2)	The exercise of fiduciary duties in authorizing the execution, delivery and performance of the Transaction Documents on behalf of the Parent Guarantor.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular Holland & Hart LLP attorneys who have been involved our representation in connection with the Transaction Documents. Except as expressly set forth herein, we have not undert aken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a resul t of the limited representation undertaken by us.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

1. The Parent Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents and the transactions contemplated thereby.

2. Each Transaction Document to which the Parent Guarantor is a party has been duly (a) authorized by all necessary corporate action, (b) executed, and (c) delivered, in each case, by the Parent Guarantor.

3. The execution and delivery of the Transaction Documents by the Parent Guarantor, and Parent Guarantor’s compliance with the terms thereof, performance of its obligations thereunder and consummation of the transactions contemplated therein will not: (a) conflict with or violate any provision of the  Articles  or  Bylaws  of  the Parent Guarantor, or (b) result in a violation of any Nevada law or regulation, or, to our knowledge, in a violation of any judgment, order, writ, injunction, decree or rule of any court, administrative agency or other governmental authority under any Nevada law or regulation that is applicable to the Parent Guarantor.

4. No consent, approval, authorization, order, registration or qualification of or with any Nevada governmental or regulatory authority or, to our knowledge, arbitrator is required for the execution, delivery and performance by the Parent Guarantor of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Parent Guarantor with the terms thereof and the consummation of the transactions cont emplated by the Transaction Documents.

The opinions expressed herein are based upon and are limited to the laws of the State of Nevada and we express no opinion with respect to the laws of any other state or jurisdiction or federal laws.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

The opinions expressed in this letter are strictly limited to the  matters  stated herein and no other opinions may be implied. The opinions herein a re provided as legal opinions only, effective as of the date of this letter and not as representations of fact.

We understand that the addressee has made independent investigations of the facts contained in the assumptions as the addressee deems necessary, and that the determination of the extent of any such investigations of fact have been made independent of this opinion letter, and the legal analysis contained in this opinion letter is not in any way reliant on such independent investigations.

This opinion is rendered solely as of the date hereof  and  is  furnished  to  you solely for your benefit and may be relied upon by you and your successors and assigns, including any purchaser of the note(s) under the Purchase Agreement (it being understood that this opinion is rendered only as of the date hereof), and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent except as required by applicable law. We assume no obligation to inform you of any facts, circumstances or events that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein and undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in the law or future events or circumstances affecting the transactions contemplated by the Transaction Documents. We express no opinion as to circumstances or events that may occur subsequent to the date of this letter.

This letter is issued in the State of Nevada and, by issuing this letter, the law firm of Holland & Hart LLP shall not be deemed to be transacting business in any other state. Furthermore, by issuing this letter to the addressee, the law firm of Holland & Hart LLP does not consent to the jurisdiction of any state but the State of Nevada and any claim or cause of action arising out of the opinions expressed herein  must  be brought in the State of Nevada.

Very truly yours,

EXHIBIT E

Form of Opinion of Han Kun Law Offices

漢          坤          律          師          事          務          所

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China TEL: (86 10) 8525-5500;FAX: (86 10)8525-5511/5522

[DATE]

To: Favor Sea Limited

To Whom It May Concern:

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan). We act as the PRC counsel to Favor Sea Limited (the “Company”), a company organized under the laws of the British Virgin Islands in connection with the offering of US$[●] principal amount of [●]% Senior Notes due [●] (the “Notes”), pursuant to a purchase agreement, dated [●] (the “Purchase Agreement”), entered into by and between, among others, the Company and the initial purchasers named therein (the “Initial Purchasers”). The Company’s obligations under the Notes and the Indenture will be unconditionally guaranteed (the “Guarantees”), on a senior basis, by China XD Plastics Company Limited (the “Parent Guarantor”) and each subsidiary of the Parent Guarantor that guarantees the Notes (collectively, the “Guarantors”). The Notes and the Guarantees are referred to herein as the “Securities.” The Securities are to be issued pursuant to an Indenture (the “Indenture”) dated as of [●], 2014 by and among the Company, the Guarantors and the Trustee. The Purchase Agreement, the Indenture, the Notes, the Guarantees and the Collateral Documents are hereinafter collectively referred to as the “Transaction Documents”.

We have been requested by the Company to render this opinion regarding, inter alia, Heilongjiang Xinda Enterprise Group Company Limited (黑龙江鑫达企业集团有限公司) (“WFOE”), and the following companies: Heilongjiang Xinda Enterprise Group Macromolecule Material Research Center Co., Ltd. (黑龙江鑫达企业集团高分子材料研发 中 心 有 限 公司 ) (“Xinda Group Material Research”), Heilongjiang Xinda Software Development Company Limited (黑龙江鑫达软件开发有限责任公司) (“Xinda Software”), Heilongjiang Xinda Enterprise Group Meiyuan Training Center Company Limited (黑龙江鑫 达企业集团梅园培训中心有限公司) (“Meiyuan Training Center”), Harbin Xinda Plastics New Materials Co., Ltd. (哈尔滨鑫达塑料新材料有限公司) (“Xinda Plastics”), Sichuan Xinda Enterprise Group Company Limited (四川鑫达企业集团有限公司) (“Sichuan Xinda Group”), Sichuan Xinda Enterprise Group Meiyuan Training Center Company Limited (四川 鑫达企业集团梅园培训中心有限公司) (“Sichuan Meiyuan Training Center”), Sichuan Xinda Enterprise Group Software Development Company Limited (四川鑫达企业集团软件 开 发 有 限 公 司 )  (“Sichuan  Xinda  Software”),  Sichuan  Xinda  Enterprise  Group  Sales Company Limited (四川鑫达企业集团销售有限公司) (“Sichuan Xinda Sales”) (referred to collectively as the “PRC Subsidiaries”, and together with the WFOE, the “PRC Entities”).

Unless otherwise defined herein, capitalized terms used herein shall have the same meanings specified in the Purchase Agreement.

In rendering this opinion, we have reviewed the originals or copies of certain documents as

CONFIDENTIALITY. This document contains confidential information which may also be privileged. Unless you are the addressee (or authorized to receive for the addressee), you may not copy, use, or distribute it. If you have received it in error, please advise Han Kun Law Offices immediately by telephone or facsimile and return it promptly by mail.    Thanks.

Han Kun Law Offices

we deemed necessary or appropriate to render this opinion which were provided to us by the Company, the PRC Entities and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively, the “Documents”), and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this opinion.

In arriving at the opinion expressed below, we have assumed without independent investigation or inquiry (collectively, the “Assumptions”):

i.
All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals; each of the Company and the PRC Entities has valid and legitimate title and ownership to their properties, assets and revenues outside China;

ii.
Each of the parties to the Documents other than the PRC Entities is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (where applicable); each of them, other than the PRC Entities, has full power and authority or legal capacity to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization;

iii.
The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

iv.	The laws of any country or region other than China which may be applicable to the execution, delivery, performance or enforcement of any of the Documents are complied with;

v.
All the Documents and the factual statements provided to us by the Company and the PRC Entities, including but not limited to those set forth in the Documents, are complete, true and correct. Where important facts were not independently established to us, we have relied upon certificates issued by the government agencies with proper authority which are available to us; and

vi.	All the explanations and interpretations provided by the government officers duly reflect the official position of the relevant governmental authorities.

Based upon the Assumptions and subject to our review of the Documents, the qualifications and limitations set forth herein, we are of the opinion, so far as the currently effective and publicly available laws, rules and regulations of China (collectively, “PRC Laws”) are concerned, that:

1.
The WFOE was duly incorporated on December 9, 2011 and is validly existing as a wholly - foreign owned enterprise with the status of a Chinese legal person under PRC Laws, with the legal and necessary corporate power and authority, as duly authorized by the PRC government, to own, use, lease and operate its assets and conduct its business as

Han Kun Law Offices

described in its business license. The WFOE has the legal right to enjoy civil rights and assume civil liabilities to sue and be sued in PRC court proceedings.

2.
Each of the PRC Subsidiaries is duly incorporated and validly existing as a limited liability company with the status of a Chinese legal person under the laws and regulations of the PRC, with the legal and necessary corporate power and authority, as duly authorized by the PRC government, to own, use, lease its assets and conduct its business as described in its business license. Each of the PRC Subsidiaries has the legal right to enjoy civil rights and assume civil liabilities to sue and be sued in PRC court proceedings.

3.
The articles of association(as amended, if applicable), the business license and, if applicable, the approval certificate (the “Constitutional Documents”) of each of the PRC Entities have been duly approved and issued by the relevant government authorities of PRC. The Constitutional Documents of each of the PRC Entities are in compliance with the requirements of applicable PRC Laws and are in full force and effect. To the best of our knowledge after due inquiry, the business carried out by each of the PRC Entities complies with its articles of association in effect and is within the business scope described in its current business license.

4.
The registered capital of the WFOE is RMB50,000,000, all of which has been fully and timely contributed in accordance with the verification report issued by Heilongjiang Jinyuda Accounting Firm Co., Ltd. ( 黑 龙 江 金 誉 达 会 计 师 事 务 所 有 限 公 司 ) on December 21, 2011, and such capital contribution is not in violation of the Constitutional Documents of the WFOE or PRC Laws. Xinda Holding (HK) Company Limited is the owner of 100% of the paid-in registered capital of the WFOE. To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

5.
The registered capital of Xinda Software is RMB 2,000,000, all of which has been fully and timely contributed in accordance with the verification report issued by Heilongjiang Li Xin Accounting Firm Co., Ltd. (黑龙江立信会计师事务所有限责任公司) on October 11, 2010, and such capital contribution is not in violation of the Constitutional Documents of Xinda Software or PRC Laws. WFOE is the owner of 100% of the registered capital of

Xinda Software. To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

6.
The registered capital of Xinda Plastics is RMB 5,000,000, all of which has been fully and timely contributed in accordance with the verification report issued by Heilongjiang Li Xin Accounting Firm Co., Ltd. (黑龙江立信会计师事务所有限责任公司) on January 16, 2012, and such capital contribution is not in violation of the Constitutional Documents of Xinda Plastics or PRC Laws. WFOE is the owner of 100% of the registered capital of Xinda Plastics. To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

7.
The registered capital of Xinda Group Material Research is RMB 4,000,000, all of which has been fully and timely contributed in accordance with the verification report issued by Heilongjiang Li Xin Accounting Firm Co., Ltd.(黑龙江立信会计师事务所有限责任公 司) on December 13, 2012, and such capital contribution is not in violation of the Constitutional Documents of Xinda Group Material Research or PRC Laws. WFOE is the owner of 100% of the registered capital of Xinda Group Material Research.  To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of

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all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

8.
The registered capital of Meiyuan Training Center is RMB 500,000, all of which has been fully and timely contributed in accordance with the verification report issued by Heilongjiang Li Xin Accounting Firm Co., Ltd. (黑龙江立信会计师事务所有限责任公 司) on July 22, 2011, and such capital contribution is not in violation of the Constitutional Documents of Meiyuan Training Center or PRC Laws. WFOE is the owner of 100% of the registered capital of Meiyuan Training Center.   To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

9.
The registered capital of Sichuan Xinda Group is RMB 250,000,000, of which RMB 50,000,000 has been timely contributed in accordance with the verification report issued by Sichuan Debang Certified Public Accountants Co., Ltd. (四川德邦会计师事务所有限 责任公司) on March 20, 2013, and such capital contribution is not in violation of the Constitutional Documents of Sichuan Xinda Group or PRC Laws. WFOE is the owner of 100% of the registered capital of Sichuan Xinda Group. To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

10.
The registered capital of Sichuan Meiyuan Training Center is RMB 80,000,000, of which RMB 16,000,000 has been timely contributed in accordance with the verification report issued by Sichuan Debang Certified Public Accountants Co., Ltd. (四川德邦会计师事务 所有限责任公司)on March 25, 2013, and such capital contribution is not in violation of the Constitutional Documents of Sichuan Meiyuan Training Center or PRC Laws. Sichuan Xinda Group is the owner of 100% of the registered capital of Sichuan Meiyuan Training Center. To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

11.
The registered capital of Sichuan Xinda Software is RMB 5,000,000, of which RMB 1,000,000 has been timely contributed in accordance with the verification report issued by Sichuan Debang Certified Public Accountants Co., Ltd. (四川德邦会计师事务所有限责 任公司)on March 25, 2013, and such capital contribution is not in violation of the Constitutional Documents of Sichuan Xinda Software or PRC Laws. Sichuan Xinda Group is the owner of 100% of the registered capital of Sichuan Xinda Software. To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

12.
The registered capital of Sichuan Xinda Sales is RMB 15,000,000, of which RMB 3,000,000 has been timely contributed in accordance with the verification report issued by Sichuan Debang Certified Public Accountants Co., Ltd. (四川德邦会计师事务所有限责 任公司) on March 25, 2013, and such capital contribution is not in violation of the Constitutional Documents of Sichuan Xinda Sales or PRC Laws.   Sichuan Xinda Group is the owner of 100% of the registered capital of Sichuan Xinda Sales. To the best of our knowledge after due inquiry, all of the above equity interests are free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party rights.

13.	To the best of our knowledge after due inquiry, except for the PRC Entities, the Company

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does not own directly or indirectly any equity interest in any company, joint venture, partnership or other entity or venture incorporated or otherwise organized or formed in the PRC.

14.
To the best of our knowledge after due inquiry, except as disclosed in the Preliminary Offering Circular dated [●], 2014 and the Final Offering Circular dated [●], 2014, respectively (collectively, the “Offering Circulars”), none of the PRC Entities is in breach or violation of or in default, as the case may be, under (A) its articles of association, business license or other Constitutional Documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by the PRC Laws to which any of the PRC Entities is a party (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute default under or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or part of such indebtedness), (C) the terms or provisions of any Material Loan Agreements or Material Business Agreements as set out in Schedule A, (D) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC applicable to the PRC Entities, (E) any license, lease, contract or other agreement or instrument governed by the PRC Laws to which any of the PRC Entities is a party or by which any of them may be bound or affected, except for, in the case of (D) and (E), such breach orviolation or default that, as the case may be, would not reasonably be expected to have, individually or in aggregate, a material adverse effect (“Material Adverse Effect”), meaning any event, circumstance, condition, occurrence or situation or any combination of the foregoing that has or could be reasonably expected to have a material and adverse effect upon the conditions (financial or otherwise), business, properties or results of operations or prospects of the Parent Guarantor and its PRC Subsidiaries taken as a whole, or an adverse effect on the ability of any of the Company and the Guarantors to perform their respective obligations under the Securities or the other Transaction Documents or to consummate the transactions contemplated by the Transaction Documents on a timely basis.

15.
To the best of our knowledge after due inquiry, there are no material outstanding guarantees or contingent payment obligations of any of the PRC Entities in respect of the indebtedness of third parties.

16.
The (A) execution, delivery and performance of the Transaction Documents, (B) offering, sale and delivery and initial resale of the Securities and the listing of the Securities on the SGX-ST, (C) the compliance by each of the Company and Guarantors with all of the provisions of the Transaction Documents, as applicable, and (D) consummation of the transactions contemplated by the Transaction Documents, as applicable, do not (i) result in any violation of the business license, articles of association or other Constitutional Documents of any of the PRC Entities, (ii) contravene any Material Loan Agreements or Material Business Agreements as set out in Schedule A, (iii) result in any violation of, or penalty under, any PRC Laws, any judgment, order or decree of any PRC government authority or court applicable to the PRC Entities, or (iv) conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the PRC Entities pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, which is governed by the PRC Laws to which any of the PRC Entities is a party, or to which any of the property or assets of the PRC Entities is subject, except as otherwise permitted under the Transaction Documents and except for such conflict, breach, default, lien, charge or encumbrance under clause (iv) which do not have a Material Adverse Effect.

17.	Each of Material Loan Agreements and Material Business Agreements listed in Schedule

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A has been duly authorized, executed and delivered by the PRC Entities which are parties to such Material Loan Agreements and Material Business Agreements as the case may be, and each of such PRC Entities has the corporate power and capacity, to enter into and to perform its obligations under such Material Loan Agreements and Material Business Agreements; each of the Material Loan Agreements and Material Business Agreements constitutes a legal, valid and binding obligation of the respective PRC Entity thereto, enforceable against such parties in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the execution, delivery and performance by the PRC Entities of each of the Material Loan Agreements and Material Business Agreements to which such PRC Entities is a party do not result in any violation of any PRC Laws; no further governmental authorizations are required under the PRC Laws in connection with the execution by the PRC Entities of the Material Loan Agreements and Material Business Agreements or the performance of the terms thereof.

18.
The execution and delivery by each of the PRC Entities of, and the performance by each of the PRC Entities of its obligations under, each of the Material Loan Agreements and Material Business Agreements to which it is a party and the consummation by each of the PRC Entities of the transactions contemplated therein do not: (i) result in any violation of the business license and the articles of association of the PRC Entities, (ii) result in any violation of any applicable PRC Laws or (iii) result in a breach or violation  of  or constitute a default under arbitration award or judgment, order or decree of any court of the PRC applicable to the PRC Entities, as the case may be, any agreement or instrument governed by the PRC Laws, to which any of them is a party or which is binding on any of their assets, except where, in respect of (iii) above, such violation, breach or default which, individually or in the aggregate, would not have a Material Adverse Effect.

19.
To the best of our knowledge after due inquiry, no consent from or waiver by creditors of any of the PRC Entities is required under the Material Loan Agreements and Material Business Agreements in connection with the issuance of the Securities and the consummation of the transactions contemplated under the Transaction Documents.

20.
Except as described in the Offering Circulars, each of the PRC Entities has full power and authority to declare and effect dividend payments. All dividends declared and payable upon the equity interest of the WFOE in accordance with the PRC Laws may under the current PRC Laws be paid in Renminbi, which may be converted into U.S. dollars and freely transferred out of the PRC, provided however, that necessary foreign exchange procedures shall be completed in accordance with the relevant PRC Laws on foreign exchange regulations on a timely basis. Such dividends paid by the WFOE may be subject to a withholding tax at the rate of 10% (subject to reduction as provided by any applicable taxation treaty) as described in the Offering Circulars. Such dividends are not subject to any other taxes under the PRC Laws.

21.
Under applicable PRC Laws, there is no stamp duty if the Transaction Documents are not executed within China, and therefore, there is no tax or duty (including any issuance or transfer tax or duty and any tax or duty on capital gains or income, whether chargeable on a withholding basis or otherwise) payable by or on behalf of the Initial Purchasers to any governmental authorities in connection with the issuance, sale or delivery of the Securities, the execution, delivery and performance of the Transaction Documents or the consummation of any other transactions contemplated in the Transaction Documents.

22.
The entering into and performance or enforcement of the Transaction Documents in accordance with its terms do not subject the Initial Purchasers to a requirement to be licensed or otherwise qualified to do business in the PRC, nor shall the Initial Purchasers

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be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of the Transaction Documents.

23.
Each of the PRC Entities has the corporate powers and authority to, and has obtained all necessary licenses, consents, authorizations, permissions, approvals, orders, registrations, certificates and permits from and filings with PRC governmental authorities or any other PRC regulatory body having jurisdiction over it (collectively, “Authorizations”) for it to own, lease, license, use and operate its properties and assets and to conduct its business as described in its business license, and such Authorizations are in full force and effect. We are not aware of any notice of revocation, suspension, modification of any Authorization issued by any PRC governmental authorities, and nothing has come to our attention that any governmental authority in the PRC is considering modifying, suspending or revoking any of such Authorizations.

24.
To the best of our knowledge after due inquiry, none of the PRC Entities is in breach or violation of (i) any provision of its Constitutional Documents; (ii) any provision of PRC Laws; (iii) any agreement governed by PRC Laws by which any of the PRC Entities is a party or to which any of the properties or assets of any of the PRC Entities is subject; or (iv) Authorizations, any order, decree or regulation of any governmental authority in the PRC having jurisdiction over the PRC Entities or over any of the properties or assets of the PRC Entities.

25.
To the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any of the PRC Entities, and there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of the PRC Entities.

26.
The lease agreement listed in Schedule B to which the WFOE is a party is legally binding and enforceable in accordance with its respective terms under the PRC Laws. To our best knowledge after due inquiry, each of the PRC Entities have valid title to all of its material movable assets located in China, free and clear of all claims, liens, mortgage, guarantee, pledge, security interests or other encumbrances.

27.
Schedule C lists all the intellectual properties used by the PRC Entities (the “Intellectual Property”). Each of the PRC Entities has the exclusive right to the Intellectual Property, free and clear of any Encumbrance. To our best knowledge after due inquiry, none of the Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling of any PRC governmental authority or court restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property, nor has any of the PRC Entities received any notice of any claim of infringement or conflict with any intellectual property rights of others in the PRC.

28.
To our best knowledge after due inquiry, there are no pending or threatened legal, arbitration or governmental proceedings or disputes in the PRC to which the Company or any of the PRC Entities is a party or to which any property of the PRC Entities is the subject.

29.
To the best of our knowledge after due inquiry, none of the PRC Entities is subject to any winding up or liquidation proceedings, and nor has any proceedings been commenced or expressly threatened in the PRC which might render the PRC Entities liquidated or insolvent.

30.	To the best of our knowledge after due inquiry and except as described in the Offering

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Circulars, during the periods from January 1, 2011 to September 30, 2013, none of the PRC Entities has contravened any PRC laws and regulations in relation to the protection of the environment, and each PRC Entities (i) is not in violation of any and all applicable national and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses in the PRC, (iii) is not in violation of all terms and conditions of any such permit, license or approval.

31.
To the best of our knowledge after due inquiry, no labor dispute, legal proceedings or other conflict with the employees of any of the PRC Entities exists or is imminent or threatened, except such non-compliances, disputes, legal proceedings or conflicts which, if determined adversely to the PRC Entities would not, individually or in the aggregate, have a Material Adverse Effect.

32.
There are no applicable PRC Laws requiring any insurance to be obtained in respect of the business or operations of the PRC Entities or ownership of any of their assets as disclosed in the Offering Circulars which is not so obtained, except for which the failure to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

33.
The SAFE registration forms listed in Schedule D, as provided by the Company, are valid and legitimate under the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents, effective as of November 1, 2005(《关于境内居民通过境外特殊目的公司境外融资及返程投资外 汇管理有关问题的通知》) (“SAFE Rules”)and Han Jie (韩杰)has duly completed the registrations required under the SAFE Rules.

34.
To the best of our knowledge after due inquiry, the preferential tax listed in Schedule E granted by the relevant PRC tax authority to the WFOE is not in violation of  the applicable laws, regulations, decrees or rules of the PRC; all returns, reports or filings which ought to have been made from January 1, 2011 until September 30, 2013 in respect of the PRC Entities for taxation purposes as required by the PRC Laws have been made and are not the subject of any dispute with any PRC governmental authority; none of the PRC entities has been investigated, claimed or penalized for any material PRC tax incompliance and none of the PRC Entities have violated any PRC tax law, regulation, decrees or rules, except for the violations which do not, individually or in the aggregate, be expected to have a Material Adverse Effect on any of the PRC Entities.

35.
Under applicable PRC Laws, no stamp (if the Transaction Documents are not executed within China), registration, documentary or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, Guarantors or any of the PRC Entities to the relevant PRC tax authority in connection with the execution and delivery by the Company and Guarantors of, and performance by the Company and Guarantors of, their respective obligations under (including the issue of the Securities) or the consummation of other transactions contemplated by, each of the Transaction Documents and the Securities.

36.
The application of the net proceeds to be received by the Company from the sale of the Securities as contemplated in the Offering Circulars does not (i) contravene any provision of the PRC Laws, subject to the approvals, registration or filings that may be required by the PRC governmental authority if applicable, or the articles of association or business

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license of any PRC Entities or (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument governed by PRC Laws to which any of the PRC Entities is a party or to which any property of the PRC Entities is the subject, or any judgment, order or decree of any PRC governmental authority applicable to the PRC Entities.

37.
On August 8, 2006, six PRC government authorities, namely, Ministry of Commerce (the “MOFCOM”), State Administration for Industry and Commerce, China Securities Regulatory Commission (the “CSRC”), State Administration of Foreign Exchange, the State Assets Supervision and Administration Commission, and the State Administration for Taxation, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles”, that are (1) formed for the purpose of overseas listing of the equity interests of PRC companies via acquisition and (2) are controlled directly or indirectly by PRC companies and/or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles. Based on our understanding of current PRC Laws, the Parent Guarantor is not required to obtain the approval of CSRC and MOFCOM under the New M&A Rules and the Related Clarifications in connection with the transactions contemplated by the Plan of Merger (the “Merger Agreement”) by and among NB Telecom, Inc, the Parent Guarantor, the stockholders of the Parent Guarantor, dated as of December 24, 2008, or the Incentive Option Agreement (the “Option Agreement”), made on May 16, 2008, between Ms. Ellie Qiuyao Piao and Mr. Han Jie, although Mr. Han Jie and other Chinese citizens did not obtain necessary registration from local branch of State Administration of Foreign Exchange in Heilongjiang Province before completion of the transactions contemplated by the Merger Agreement and the Option Agreement (collectively, the “Reverse Merger”). We are not aware of any precedent that either CSRC or MOFCOM required any PRC-based NASDAQ listed company to obtain necessary approvals under the New M&A Rules and the Related Clarifications in connection with their previous reverse merger, reorganization, listing or offering arrangement.

38.
None of the PRC Entities or their properties, assets or revenues has any right of immunity, on the ground of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court in the PRC.

39.
To the best of our knowledge after due inquiry, the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors and the consummation of the transactions contemplated therein and the compliance by the Company and the Guarantors with their obligations thereunder do not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the PRC Entities pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other instrument or agreement governed by the PRC Laws, to which any of the PRC Entities is a party, or as to which any of the property or assets of the PRC Entities is subject, nor does such action result in any violation of the provision of articles of association, business license or certificate of approval (if applicable) of any of the PRC Entities, or any Authorizations or PRC Laws. No  consent,  approval,  authorization  or  order  of  any  PRC  governmental  authority,

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including without limitation the CSRC, is required, nor is any registration, filing or similar formalities required, for the execution, delivery and performance of the Transaction Documents, the issue, offering, delivery and initial resale of the Securities and the listing of the Securities on the SGX-ST, the compliance by each of the Company and Guarantors with all of the provisions of the Transaction Documents, as applicable, and the consummation of the other transactions contemplated by each of the Transaction Documents.

40.
The choices of law provisions in the Transaction Documents do not contravene in any way any applicable PRC Laws. The submission by the parties to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company and Guarantors of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company and Guarantors that the Transaction Documents be construed in accordance with and governed by the laws of the State of New York in each case does not contravene in any way any applicable PRC Laws. Any judgment obtained in a foreign court arising out of or in relation to the obligations of the Company and Guarantors under the Transaction Documents would be recognized in PRC courts subject to applicable provisions of the Civil Procedure Law and the General Principles of Civil Law of the PRC relating to the enforceability of judgments rendered by foreign courts as set forth in the Offering Circulars; service of process effected in the manner set forth in the Transaction Documents, insofar as the PRC Laws are concerned, is effective to confer jurisdiction over  the Company and Guarantors in the PRC, subject to compliance with relevant civil procedural requirements under the PRC Laws if the service of process is conducted in the PRC.

41.
The indemnification and contribution provisions set forth in the Purchase Agreement do not contravene the PRC Laws. Subject to compliance with relevant civil procedural requirements under the PRC Laws, (i) assuming due authorization, execution and delivery by each party thereto, and insofar as matters of the PRC Laws are concerned,  the Purchase Agreement is in proper legal form under the PRC Laws for the enforcement thereof against the Company and Guarantors, and (ii) to ensure the legality, validity, enforceability or admissibility in evidence of the Purchase Agreement in the PRC, it is not necessary that any such document he filed or recorded with any PRC governmental authorities or that any stamp or similar tax be paid on or in respect of any such document.

42.
Under the EIT Law and its implementation rules, the holders of the Securities who are non-PRC resident enterprises and who do not have an establishment or place of business in the PRC to which relevant income is effectively connected, are not subject to withholding tax, income tax or duties imposed by any governmental authorities in the PRC in respect of (i) any payments, dividends or other distributions made on the Securities from the Company, or (ii) gains made on sale of Securities, unless the Company is recognized by the relevant PRC taxation authorities as a PRC resident enterprise as defined in the EIT Law or relevant income is considered to be income derived from the sources within the PRC.

43.	There are no reporting obligations to any PRC governmental authorities under PRC Laws on the holders of the Securities who are not PRC residents.

44.
The statements in the General Disclosure Package and the Offering Circulars under “Summary”, “Risk Factors”, “Our Business” “Our Corporate Structure”, “Management’s Discussion and Analysis of Financial Condition and Results”, “Enforcement of Civil Liabilities”, “Taxation” and “Regulation” in each case insofar as such statements purport to constitute summaries of the matters of PRC Laws, fairly reflect the matters purported to be summarized and are true and correct in all material respects; and such statements did

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not contain an untrue statement of a material fact, and did not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

45.
Nothing has come to our attention that leads us to reasonably believe that the General Disclosure Package at the Applicable Time, and as of its issue date and the date hereof, contained or contains, in so far as the PRC Laws are concerned, an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements, their footnotes or other financial data contained in the General Disclosure Package or the Offering Circulars).

Our opinion expressed above is subject to the following additional qualifications:

i.
Our opinion is subject to the restrictions of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) any judicial or administrative actions affecting creditors’ rights generally.

ii.
Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent or coercionary; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

iii.	No independent search, investigation or other verification action has been conducted by us with any governmental authorities for the purpose of issuing our opinion.

iv.
Our opinion is limited to the PRC laws and regulations of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC.

v.
The PRC laws and regulations referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

vi.
This opinion is issued based on our understanding of the current PRC laws and regulations. For matters not explicitly provided under the current PRC laws and regulations, the interpretation, implementation and application of the specific requirements under the PRC laws and regulations are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion.

vii.	We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of PRC government authorities or

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responsible officers of the Company and the PRC Entities.

viii.	This opinion is intended to be used in the context which is specifically referred to herein.

ix.
As used in this opinion, the expression “to our knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Entities in connection with the Securities. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the PRC Entities or the rendering of this opinion.

The opinion expressed herein is solely for the benefit of the Company and without our prior written consent, neither our opinion nor this opinion letter may be disclosed to or relied upon by any other person.

This opinion letter is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

Yours faithfully,

    ____________________________________
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Schedule A

List of Material Loan Agreements and Material Business Agreements

1.采购合同、产品买卖合同
合同名称	合同方	合同订立日期
产品买卖合	供应方：哈尔滨天成塑料经销有限公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：长春金恒汽车工业塑料有限公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：吉林省凤翼科技有限责任公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：长春晟涵汽车材料有限责任公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：沈阳恒益盛塑料有限责任公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：北京享诺塑料有限责任公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：天津港保税区华浦国际贸易有限责任	2012年12月25日
同	公司
采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：宁波市科技园区华鼎新材料科技有限	2012年12月25日
同	公司
采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：宁波君辉塑胶材料有限公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：无锡普莱斯化工材料有限公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：黑龙江绥嘉铖塑胶经贸有限公司	2012年12月25日
同	采购方：黑龙江鑫达企业集团有限公司

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产品买卖合	供应方：哈尔滨市润恒塑胶材料有限责任公司	2013年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：黑龙江绥嘉铖塑胶经贸有限公司	2013年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：吉林省龙霖非金属材料有限责任公司	2013年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：长春晟涵汽车材料有限责任公司	2013年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：沈阳恒益盛塑料有限责任公司	2013年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：沈阳鸿鑫源新材料科技有限公司	2013年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：北京金畅智科技有限公司	2013年12月25日
同	采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：天津港保税区华浦国际贸易有限责任	2013年12月25日
同	公司
采购方：黑龙江鑫达企业集团有限公司
产品买卖合	供应方：天津德鑫国际贸易有限公司	2013年12月25日
同	采购方：四川鑫达企业集团有限公司
产品买卖合	供应方：青岛浦尔森新材料有限公司	2013年12月25日
同	采购方：四川鑫达企业集团有限公司
产品买卖合	供应方：无锡百思特塑胶新材料有限公司	2013年12月25日
同	采购方：四川鑫达企业集团有限公司
产品买卖合	供应方：宁波义之诚塑料有限公司	2013年12月25日
同	采购方：四川鑫达企业集团有限公司
2. 财务合同
合同名称	合同方	合同订立日期

Han Kun Law Offices

授信额度协议	被授信人：黑龙江鑫达企业集团有限公司 授信人：中国银行股份有限公司哈尔滨平 房支行	2012年06 月26 日
流动资金借款	贷款人：中国银行股份有限公司哈尔滨平	2013 年04 月16 日
合同	房支行
借款人：黑龙江鑫达企业集团有限公司
融易达业务申	申请人：黑龙江鑫达企业集团有限公司	2013 年 01 月 14 日
请	被申请银行：中国银行股份有限公司哈尔
滨平房支行
融易达业务申	申请人：黑龙江鑫达企业集团有限公司	2013 年 02 月 05 日
请	被申请银行：中国银行股份有限公司哈尔
滨平房支行
融易达业务合	申请人：黑龙江鑫达企业集团有限公司	2012 年 12 月13 日
同	被申请银行：中国银行股份有限公司哈尔
滨平房支行
商业汇票承兑	承兑申请人：黑龙江鑫达企业集团有限公	2013 年 01 月 31 日
协议	司
承兑人：中国银行股份有限公司哈尔滨平
房支行
流动资金借款	贷款人：中国银行股份有限公司哈尔滨平	2013 年03 月19 日
合同	房支行
借款人：黑龙江鑫达企业集团有限公司
流动资金借款	贷款人：中国农业银行哈尔滨西桥支行	2012 年12 月24 日
合同	借款人：黑龙江鑫达企业集团有限公司
流动资金借款	贷款人：中国农业银行哈尔滨西桥支行	2013 年 1 月 24 日
合同	借款人：黑龙江鑫达企业集团有限公司
流动资金借款	贷款人：中国农业银行哈尔滨西桥支行	2013 年 2 月 7 日
合同	借款人：黑龙江鑫达企业集团有限公司
流动资金最高	贷款人：交通银行股份有限公司哈尔滨花	2013 年01 月5 日
额借款合同	园支行
借款人：黑龙江鑫达企业集团有限公司
国内保理业务	保理银行：中国工商银行股份有限公司哈	2012 年11 月23 日
合同	尔滨顾乡支行
销货方：黑龙江鑫达企业集团有限公司

Han Kun Law Offices

国内保理业务	保理银行：中国工商银行股份有限公司哈	2012	年12	月17 日
合同	尔滨顾乡支行
	销货方：黑龙江鑫达企业集团有限公司
国内保理业务	保理银行：中国工商银行股份有限公司哈	2013	年03	月 18 日
合同	尔滨顾乡支行
	销货方：黑龙江鑫达企业集团有限公司
国内保理业务	保理银行：中国工商银行股份有限公司哈	2013	年03	月22 日
合同	尔滨顾乡支行
	销货方：黑龙江鑫达企业集团有限公司
国内保理业务	保理银行：中国工商银行股份有限公司哈	2013	年04	月10 日
合同	尔滨顾乡支行
	销货方：黑龙江鑫达企业集团有限公司
国内保理业务	保理银行：中国工商银行股份有限公司哈	2013	年04	月19 日
合同	尔滨顾乡支行
	销货方：黑龙江鑫达企业集团有限公司
国内保理业务	保理银行：中国工商银行股份有限公司哈	2013	年04	月26 日
合同	尔滨顾乡支行
	销货方：黑龙江鑫达企业集团有限公司
流动资金贷款	贷款人：龙江银行股份有限公司平房支行	2013	年03	月19 日
协议	借款人：黑龙江鑫达企业集团有限公司
保理业务协议	保理银行：龙江银行股份有限公司平房支 行 销货方：黑龙江鑫达企业集团有限公司	2013	年03	月19 日
保理业务协议	保理银行：龙江银行股份有限公司平房支 行 销货方：黑龙江鑫达企业集团有限公司	2013	年03	月19 日
保理业务协议	保理银行：龙江银行股份有限公司平房支 行 销货方：黑龙江鑫达企业集团有限公司	2013	年03	月19 日
保理业务协议	保理银行：龙江银行股份有限公司平房支 行 销货方：黑龙江鑫达企业集团有限公司	2013	年03	月19 日
保理业务协议	保理银行：龙江银行股份有限公司平房支 行 销货方：黑龙江鑫达企业集团有限公司	2013	年03	月19 日

Han Kun Law Offices

流动资金贷款	贷款人：中国建设银行股份有限公司哈尔	2012 年12 月20 日
合同	滨香坊支行
借款人：黑龙江鑫达企业集团有限公司
流动资金贷款	贷款人：中国建设银行股份有限公司哈尔	2013年
合同	滨香坊支行
借款人：黑龙江鑫达企业集团有限公司
银行承兑协议	承兑人：中国建设银行股份有限公司哈尔 滨香坊支行 出票人：黑龙江鑫达企业集团有限公司	2013 年
保证金质押合	质权人：中国建设银行股份有限公司哈尔	2013 年 01 月 25 日
同	滨香坊支行
出质人：黑龙江鑫达企业集团有限公司

Han Kun Law Offices

Schedule B

List of Lease Agreements
合同名称	租赁标的	合同方	订立日期
房屋租赁合同	中国黑龙江哈尔滨市开发	出租方：哈尔滨鑫达高科	2012 年 04 月 20 日
有限公司
区哈平路集中区大连北路
承租方：黑龙江鑫达企业
	9 号的房屋(20499.53 ㎡)	集团有限公司

Han Kun Law Offices

Schedule C

List of Intellectual Properties

(1) 拥有以下已经登记/正在申请中的专利：
登记号/申请号	专利名称	权利人	专利类型	申请阶段
200910073402.3	超临界流体快速扩散法合成纳米碳酸钙增强的微 晶聚丙烯复合材料	黑龙江鑫达企 业集团有限公 司	发明	实质审查生效
201010173663.5	一种适合 PEEK 的成型方法	黑龙江鑫达企 业集团有限公 司	发明	实质审查生效
201010508149.2	一种高耐热 PC/ASA 合金材料及其制备方法	黑龙江鑫达企 业集团有限公 司	发明	实质审查生效
201010508177.4	一种抗老化、耐黄变、低气味聚丙烯复合材料及其 制备方法	黑龙江鑫达企 业集团有限公 司	发明	实质审查生效
201110094454.6	汽车专用改性聚丙烯非标准情况下的拉伸性能快 速检测方法	黑龙江鑫达企 业集团有限公 司	发明	公开
201110122566.8	一种塑料生产线中央集中控制方法制备工艺	黑龙江鑫达企 业集团有限公 司	发明	公开
201110158488.7	一种预混筛分系统制备工艺方法	黑龙江鑫达企 业集团有限公 司	发明	公开
201110158528.8	一种汽车专用改性塑料冲击性能快速检测方法	黑龙江鑫达企 业集团有限公 司	发明	公开
201110233488.9	塑料生产线高性能均化制备工艺	黑龙江鑫达企 业集团有限公 司	发明	公开
201110319832.6	一种高韧性聚碳酸酯共混材料及其制备方法	黑龙江鑫达企 业集团有限公 司	发明	公开
201110399890.4	一种高强度、高耐热玻纤增强聚醚醚酮复合材料及 制备方法	黑龙江鑫达企 业集团有限公	发明	已受理

HAN KUN LAW OFFICES

登记号/申请号	专利名称	权利人	专利类型	申请阶段
司
201210114931.5	一种高强度碳纤维增强聚醚醚酮复合材料及其制 备方法	黑龙江鑫达企	发明	已受理
业集团企业技 术中心有限公
司
201210147444.9	一种耐热易加工的天然纤维增强聚乳酸复合材料 制备方法	黑龙江鑫达企	发明	已受理
业集团企业技 术中心有限公
司
201210201826.5	高性能无卤阻燃 PC/ABS 复合材料及其制备方法	黑龙江鑫达企 业集团企业技 术中心有限公 司	发明	已受理
201210295154.9	高包封率、释药稳定的聚乳酸溶菌酶药物微球制备 方法	黑龙江鑫达企	发明	已受理
业集团企业技 术中心有限公
司
201210358122.9	一种超疏水微孔高分子薄膜材料的制备方法	黑龙江鑫达企 业集团企业技 术中心有限公 司	发明	已受理
201210411231.2	石墨烯/聚合物导电复合材料	黑龙江鑫达企 业集团企业技 术中心有限公 司	发明	已受理
201210472283.0	一种力学强度增强的聚丙烯动力锂电池隔膜及其 制备方法	黑龙江鑫达企	发明	已受理
业集团企业技 术中心有限公
司
201210474211.X	一种多层热压法制备羟基磷灰石/聚乳酸复合材料 的方法	黑龙江鑫达企	发明	已受理
业集团企业技 术中心有限公
司

(2)拥有以下软件著作权：
著作权	登记号	类型	著作权人	开发完成日期	首次发表日期

HAN KUN LAW OFFICES

鑫达产品应用分析服务软 件 V1.0	2011SR015889	软件	黑龙江鑫达软件 开发有限责任公 司	2010 年 12 月 20 日	2011	年	02	月	20	日

HAN KUN LAW OFFICES

Schedule D

List of SAFE Registration

登记人	登记日期
韩杰	2011 年 3 月 31 日
韩杰	2011 年 7 月 21 日
韩杰	2011 年 11 月 14 日

HAN KUN LAW OFFICES

Schedule E

List of Preferential Tax Treatment

纳税人	减免税种类	减免后税率	减免期
黑龙江鑫达企业集团有限 公司	企业所得税	15%	2012 年 1 月 1 日– 2012 年 12 月 31 日

EXHIBIT F

Form of Opinion of Shearman & Sterling (HK)

SHERMAN & STERLING

SOLICITORS AND INTERNATIONAL LAWYERS

12TH FLOOR GLOUCESTER TOWER  |  THE LANDMARK  |  15 QUEEN’S ROAD CE NTRAL  |  HONG KONG

香港 |  中环 | 皇后大道中十五号 | 置地广场 | 告罗士打大厦十二楼

WWW.S HEARMAN.COM  | TELEPHONE 电话 + 852.2978.8000  |  FACSIMILE 传真 + 852.2978.8099

PARTNERS Matthew D. Bersani Sidharth Bhasin Lorna Xin Chen Peter C.M. Chen	Colin Law Kyungwon Lee Paul Strecker Shuang Zhao

Date: [●], 2014

PRIVATE AND CONFIDENTIAL

To the Persons listed in Schedule A to this letter

Re:           Xinda Holding (HK) Company Limited Dear Sirs:

1.
We have acted as Hong Kong legal advisers to China XD Plastics Company Limited (as the parent guarantor) (“China XD”), Xinda Holding (HK) Company Limited (as the subsidiary guarantor) (“Xinda HK”, together with China XD, the “Guarantors”), and Favor Sea Limited (as the issuer) (“Favor Se a”) in connection with the issue of US$ [●] [●]% senior notes due [●] (the “Notes”) issued by Favor Sea and unconditionally and irrevocably guaranteed by the Guarantors. The Notes are to be sold to the initial purchasers (the “Initial Purchasers”) listed on Schedule A to the Purchase Agreement (as defined below) pursuant to a purchase agreement, dated [●], 2014, (the “Purchase Agreement”) entered into by and among Favor Sea, the Guarantors, Morgan Stanley & Co. International plc (“Morgan Stanley”), UBS AG, Hong Kong Branch (“UBS”) and The Hongkong and Shanghai Banking Corporation Limited (“HSBC” and together with Morgan Stanley and UBS, the “Joint Global Coordinators” and the “Representatives,” acting as Representatives of the Initial Purchasers). We are providing this opinion to you pursuant to Section 8(g) of the

ABU  DHABI     |     BEIJING     |     BRUSSELS     |     DÜSSELDORF     |     FRANKFURT     |     HONG  KONG     |     LONDON     |     MILAN     |     MUNICH     |     NEW  YORK
PALO  ALTO     |     PARIS     |     ROME     |     SAN  FRANCISCO     |     SÃO  PAULO     |     SHANGHAI     |     SINGAPORE     |     TOKYO     |     TORONTO     |     WASHINGTON,  DC

SHEARMAN & STERLING IS A GENERAL PARTNERSHIP FORMED PURSUANT TO THE HONG KONG PARTNERSHIP ORDINANCE AND REGISTERED WITH THE LAW SOCIETY OF HONG KONG.

Purchase Agreement.

2.	Except as otherwise indicated, capitalized terms used but not otherwise defined in this opinion shall have the same meanings as defined in the Purchase Agreement.

DOCUMENTS EXAMINED AND SEARCHES

3.
For the purposes of giving this opinion, we have examined and relied upon copies, photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the certificate of incorporation of Xinda HK dated May 27, 2008;

(b)	the executed Purchase Agreement;

(c)
an indenture (the “Indenture”), dated [●], 2014, entered into by and among the Guarantors, Favor Sea (as issuer), [Citicorp International Limited (as trustee), Citicorp International Limited (as collateral agent) (in such capacity, the “Collateral Agent”), Citibank, N.A., London Branch (as paying agent) and Citigroup Global Markets Deutschland AG (as registrar)] in relation to the Notes;

(d)	the global notes representing the Notes;

(e)	the guarantee (the “Guarantee”) annexed to the global notes which terms are set forth in the Indenture;

(f)	the share pledge agreement given by Favor Sea in favor of the Collateral Agent dated [●] (the “Share Pledge”);

(g)	the memorandum and articles of association of Xinda HK dated May 21, 2008 (the “Memorandum and Articles of Association”);

(h)
the board minutes of Xinda HK dated [●], 2014 (the “Board Minutes”), approving and authorizing, among other things, the execution, delivery of the Relevant Documents (as defined below) to which it is a party and the performance by it of the transactions contemplated therein;

(i)
the shareholders’ resolutions of Xinda HK dated [●], 2014 (the “Shareholders’   Resolutions”) approving and authorizing, among other things, the execution, delivery of the Relevant Documents to which it is a party and the performance by it of the transactions contemplated therein;

(j)
the results of a search conducted by Target On-Line Financial Limited on [●], 2014 of the public records of Xinda HK on file and available for inspection by the public at the Hong Kong Companies Registry (the “Companies Registry”);

(k)
the results of a search conducted by Target On-Line Financial Limited on [●], 2014 on the cause book of the Registry of the High Court of Hong Kong (in respect of all matters which Xinda HK is a party);

(l)
the results of a search conducted by Target On-Line Financial Limited on [●], 2014 on the cause book of the Registry of the District Court of Hong Kong (in respect of all matters which Xinda HK is a party);

(m)	the results of a search conducted by Target On-Line Financial Limited on [●], 2014 at the Official Receiver’s Office in Hong Kong (in respect of all matters against Xinda HK); and

(n)
the preliminary offering memorandum dated November 14, 2014, together with a pricing term sheet dated [●], 2014, and a final offering memorandum dated [●], 2014 (collectively the “Offering Memoranda”) in relation to the issuance of the Notes

The documents numbered (b) to (f) are collectively referred to as the “Relevant Documents”, and documents numbered (j) to (m) are collectively referred to as the “Searches”.

4.
Except for the above documents listed in paragraph 3 above, we have not, for the purposes of this opinion, examined any contracts or other documents entered into by or affecting any party to the Relevant Documents or any corporate records of any party. We have not made any other enquiries or searches concerning any party (whether within Shearman & Sterling or otherwise), except as expressly mentioned in this opinion.

SCOPE OF OPINION

5.
This opinion is confined solely to matters of the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) as at the date of this opinion. For the purposes of this opinion, we have made no independent investigation of, and express or imply no opinion with respect to, the laws of any other jurisdiction, or the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

6.	This opinion is to be governed by and construed in accordance with Hong Kong law as at the date of this opinion. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

7.
The opinions given in this opinion are strictly limited to the matters stated in paragraph 9 (Opinion) and do not extend to any other matters. Furthermore, we express no opinion as to whether a foreign court (applying its own conflicts rules) will act in accordance with parties’ agreement as to jurisdiction and/or choice of law.

ASSUMPTIONS

8.	In rendering this opinion, we have assumed (without making any investigation or further enquiry) that:

(a)	all documents delivered to us (whether as originals or copies) are authentic, complete and up-to-date, and all signatures, seals and markings on them are genuine;

(b)	no amendments (manuscript or otherwise) have been or will be made to the Relevant Documents and the Offering Memoranda;

(c)	the Memorandum and Articles of Association which we examined are those now in force;

(d)
the Board Minutes and the Shareholders’ Resolutions which we examined have not been amended or rescinded and remain valid and each director of the parties to the Relevant Documents has disclosed any interest which he or she may have in the transactions contemplated by or in the Relevant Documents and no such director has any such interest except to the extent permitted under applicable laws and the board meeting and the shareholders’ meeting of Xinda HK are properly constituted in accordance with the Memorandum and Articles of Association;

(e)
each of the parties to the Relevant Documents (other than Xinda HK, on which we specifically express an opinion) has been duly incorporated, and is validly existing, if applicable, under its respective applicable laws;

(f)
each of the parties to the Relevant Documents (other than Xinda HK, on which we specifically express an opinion solely based on the Searches) has not passed a resolution for its voluntary winding up and no petition has been presented, nor order made by any court, for the winding-up or bankruptcy of any such party; no receiver, manager, administrative receiver, administrator or similar officer has been appointed (nor any notice of intention to appoint any such person been given to or filed with any person or court) in relation to such party or  any of  its  assets;  such  party has  not  entered  into  any voluntary arrangement with its creditors (or any class of creditors) nor has there been any filing at court of any documentation requesting or pertaining to the grant of any moratorium in connection with or prior to any voluntary arrangement;

(g)
each of the Parties to the Relevant Documents (other than Xinda HK, on which we specifically express an opinion) has the capacity, power, authority and legal right to enter into, execute and deliver the Relevant Documents and perform its obligations therein;

(h)
each of the parties to the Relevant Documents (other than Xinda HK, on which we specifically express an opinion) has the capacity, power and authority to execute, deliver and perform their respective obligations under the Relevant Documents, and has taken all necessary actions to authorize the execution and delivery of the Relevant Documents and the performance of its obligations therein, and such authorization has not been amended or revoked and remains valid;

(i)
each of the Relevant Documents has been executed and delivered by each of the parties (other than Xinda HK in relation to its due authorization, execution and delivery of the Relevant Documents to which it is a party under Hong Kong law on which we specifically express an opinion) to it in accordance with all applicable laws;

(j)
each of the Relevant Documents constitutes legal, valid and binding obligations of each of the parties thereto, which will be enforceable under all applicable laws (other than Hong Kong law, on which we specifically express an opinion);

(k)
there is no bad faith, or intention to use bad faith, fraud, undue influence, coercion or duress on the part of any party to the Relevant Documents or its respective directors, employees, agents or advisors;

(l)
each of the Relevant Documents has been entered into for bona fide reasons on arm’s length and commercial terms, and none of the parties is or will be seeking to achieve any purposes which are not apparent from the Relevant Documents and may render such documents illegal or void;

(m)	the execution and delivery of each of the Relevant Documents by the parties to it and the performance of their obligations therein are sufficiently to the benefit and in the interests of such parties;

(n)
the opinion that there is no contravention of the provisions of Section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the  “SFO”)  by the  issue  and  possession  for  the  purpose  of  issue  of  the

Offering Memoranda relating to the Notes in Hong Kong is based on the assumption that only “professional investors” within the meaning of Section 1 of Part 1 of Schedule 1 to the SFO and the Securities and Futures (Professional Investor) Rules were approached in relation to the issuance and offer of the Notes and that all placees of the Notes are “professional investors” within such definition;

(o)
the choice of New York law to govern the Relevant Documents was freely made in good faith by the respective parties thereto and for bona fide reasons and there is no reason for avoiding the same on the grounds of public policy. For a choice to be bona fide, it must be genuine, not capricious and not a mere pretence;

(p)
all statements of fact (including all relevant representations and warranties) contained in the Relevant Documents are, when made or repeated or deemed to be made or repeated, true, accurate and complete and that any representation or warranty made by any party to the Relevant Documents that it is not aware of or has no notice or knowledge of any act, matter, thing or circumstance means that the same does not exist or has not occurred;

(q)	there are no dealings or arrangements between any of the parties to the Relevant Documents which affect any of the terms of the Relevant Documents but were not disclosed to us;

(r)
apart from the Relevant Documents, there are no contractual or other similar restrictions (including restrictions under the Memorandum and Articles of Association or equivalent document of each of the parties (other than Xinda HK, on which we specifically express an opinion) to the Relevant Documents) which would affect the opinions herein;

(s)
there are no laws, rules, regulations or requirements of any jurisdiction outside Hong Kong which will render the execution, delivery or performance of the Relevant Documents illegal or ineffective and that, insofar as any obligation under the Relevant Documents is performed in, or is otherwise subject to, any jurisdiction other than Hong Kong, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(t)	none of the opinions expressed in this opinion will be affected by any laws (including those relating to public policy) of any jurisdiction outside Hong Kong;

(u)	none of the parties to the Relevant Documents is entitled to any sovereign immunity from the jurisdiction of the courts of Hong Kong;

(v)
Xinda HK or any of its respective properties, assets or revenues are not entitled to any right of immunity on the grounds of sovereignty from any legal action or proceeding, set-off or counterclaim or from the jurisdiction of any court, or the service of process or from attachment prior to or in aid of execution of judgment or from any other legal process or proceeding for the giving of any relief or the enforcement of any judgment under the laws of the PRC;

(w)
the completeness and accuracy in all respects of the information disclosed in the Searches relating to Xinda HK and the information entered or contained in or on the relevant registers and/or cause books has not, since the date on which the results of such Searches were obtained, been altered or added to and such Searches did not fail to disclose any information which has been delivered for filing but which did not appear on the public file and was not disclosed at the time of the relevant Searches; and

(x)
Favor Sea is not a non-Hong Kong company that is required to be registered with the Hong Kong Companies Registry under Part XI of the Companies Ordinance (Cap 32 of Laws of Hong Kong) (the “Companies Ordinance”).

OPINION

9.
On the basis of the above assumptions and subject to the qualifications and observations set out in this opinion, we are of the opinion that, as a matter of Hong Kong law in force as at the date of this opinion:

(a)
Xinda HK is a company limited by shares duly incorporated, registered and validly existing under Hong Kong law and is not in liquidation and has legal capacity to sue and be sued in a court of law in Hong Kong;

(b)	Xinda HK has the power under the Memorandum and Articles of Association to own assets and conduct its business as described in each of the Offering Memoranda;

(c)
Xinda HK has (i) the capacity, power, authority and legal right to enter into, execute and deliver the Relevant Documents and perform its obligations therein (including the issuance of the Guarantee), and (ii) taken all necessary actions to authorize such execution, delivery and performance;

(d)	each of the Relevant Documents to which Xinda HK is a party has been duly authorized, executed and delivered by Xinda HK under Hong Kong law;

(e)	the execution and delivery of the Relevant Documents by Xinda HK and the performance by Xinda HK of its obligations therein will not conflict with or result in (i) a violation of any of the provisions of the Memorandum and Articles of Association or (ii) any Hong Kong law or regulation or any order or decree of any governmental authority or agency or any official body in Hong Kong applicable to Hong Kong incorporated companies generally;

(f)
the execution and delivery of the Share Pledge by Favor Sea and the performance by Favor Sea of its obligations therein will not conflict with or result in a violation of any Hong Kong law or regulation or any order or decree known to us of any governmental authority or agency or any official body in Hong Kong;

(g)
under Hong Kong law, there are no consents, licenses, approvals, authorizations, filing or registration with or orders required by Xinda HK from any court, governmental or other regulatory authorities or agencies in Hong Kong in connection with the Guarantee or its execution, delivery and performance of the Relevant Documents to which Xinda HK is a party (including the issuance of the Guarantee), and no filing or registration of the Relevant Documents or the Offering Memoranda with any court, governmental or other regulatory authority or agency in Hong Kong is required under Hong Kong law to ensure their validity, enforceability or admissibility into evidence (other than court filings in the ordinary course of proceedings);

(h)
under Hong Kong law, there are no consents, licenses, approvals, authorizations, filing or registration with or orders required by Favor Sea from any court, governmental or other regulatory authorities or agencies in Hong Kong in connection with its execution, delivery and performance of the Share Pledge, and no filing or registration of the Share Pledge with any court, governmental or other regulatory authority or agency in Hong Kong is required under Hong Kong law to ensure its validity, enforceability or admissibility into evidence (other than court filings in the ordinary course of proceedings);

(i)
based on the Searches, Xinda HK was not, since May 27, 2008 (being its date of incorporation) and as at [●], 2014, a party to any High Court action and District Court action commenced in Hong Kong, and there are no records of any petition for winding-up of Xinda HK, no record or any order or resolution for the winding up of Xinda HK or any notice or petition for the appointment of a receiver of Xinda HK or its assets or properties in Hong Kong;

(j)	based on the Searches, there are no charges over assets of Xinda HK [other than the [●] charges dated [●] which were registered with the Companies Registry and were released on [●]];

(k)	the obligations of Xinda HK under the Relevant Documents to which it is a party constitute direct, unconditional, unsubordinated obligations of Xinda HK and will rank pari passu with all other unsecured and unsubordinated obligations of Xinda HK, save for such obligations as may be preferred by mandatory provisions of applicable law, including but not limited to those preferential debts listed in Section 265 of the Companies Ordinance;

(l)	the Share Pledge will constitute valid, legally binding and enforceable obligations of Favor Sea under the laws of Hong Kong;

(m)	the Share Pledge creates a valid security interest under the laws of Hong Kong in favor of the Collateral Agent over the assets expressed in the Share Charge to be subject to a security interest;

(n)	the choice of Hong Kong law as the governing law of the Share Pledge is a valid choice of law and would be recognized and applied by a Hong Kong court of competent jurisdiction;

(o)
save for any stamp duty as may be payable in respect of any transfer of shares in Xinda HK under the Share Pledge, no stamp duty or similar tax is payable in Hong Kong in connection with the giving of the Guarantee by Xinda HK, the issue of the Notes or the execution and delivery of, or performance by or enforcement by, any of the parties to the Relevant Documents or to ensure the legality, validity, binding effect and admissibility into evidence in Hong Kong of the Relevant Documents;

(p)
all payments by each of Xinda HK and Favor Sea under the Relevant Documents to which it is a party may be made free and clear of and without withholding or deduction for or on account of any taxes imposed by or on behalf of any relevant authority in Hong Kong;

(q)
the issue, or possession for the purposes of issue, whether in Hong Kong or elsewhere, of an advertisement, invitation or document relating to the Notes will not contravene the provisions of Section 103 of the SFO provided that (i) such advertisement, invitation or document is not, or does not contain, an invitation to the public or (ii) such issue or possession for the purposes of issue, is made by or on behalf of an intermediary licensed or registered for Type 1, Type 4 or Type 6 regulated activity (as such terms are defined in the SFO) (whether acting as principal or as agent) or (iii) the Notes are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder or (iv) such issue or possession for the purposes of issue, is otherwise permitted under the securities laws of Hong Kong;

(r)	neither the Offering Memoranda nor other documents in respect of the issue of the Notes is a prospectus to which the requirements of the Companies Ordinance apply, provided that offers and sales of the Notes in Hong Kong by means of any document are made only (i) to “professional investors” as defined in the SFO and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance or which do not constitute an offer to the public within the meaning of the Companies Ordinance;

(s)
the statements in the Offering Memoranda (set out in Schedule B of this opinion) under the captions “Plan of Distribution – Selling Restrictions – Hong Kong,” “Enforcement of Civil Liabilities” and “Limitations on Validity and Enforceability of the Guarantees and the Collateral” insofar as such statements constitute a summary of Hong Kong legal matters are true and accurate in all material respects;

(t)
the courts of Hong Kong will recognize and give effect to the choice of New York law as the governing law of the Relevant Documents (other than the Share Pledge) and the provisions for the submission by Xinda HK to the jurisdiction of the courts of New York in the Relevant Documents to which it is a party are valid and binding and do not contravene any laws of Hong Kong;

(u)
as the United States of America is not a country within the scope of the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319 of  the Laws of Hong Kong), a judgment obtained in the State of New York cannot be enforced by registration for enforcement within Hong Kong. A judgment obtained in a court in the State of New York may form the basis of a cause of action within the jurisdiction of the High Court of Hong Kong by an action or counterclaim for the amount due under it;

(v)
under the laws of Hong Kong, Xinda HK (including its respective properties, assets or reserves to the extent located in Hong Kong) is not entitled to any immunity on the grounds of sovereignty from any Hong Kong legal action, suit or proceeding, from set-off or counterclaim being claimed in proceedings in Hong Kong, from the jurisdiction of the Hong Kong courts, from services of process, from attachment prior to or in aid of execution of judgment in Hong Kong, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment in Hong Kong. [ The irrevocable and unconditional waiver and agreement of Xinda HK Section [●] of the Indenture not to plead or claim any such immunity in any legal action, suit or proceeding against them under the Purchase Agreement or the Notes, is valid and binding under the laws of Hong Kong;]

(w)
no deduction or withholding for or on account of Hong Kong taxes will be required to be made by the Initial Purchasers to any tax authority in Hong Kong from any payment due from them in connection with (i) the issue, sale and delivery by Xinda HK of the Notes to, or for the account of, such Initial Purchasers; or (ii) the sale and delivery by such Initial Purchasers of the Notes to any subsequent purchasers thereof;

QUALIFICATIONS

10.	Our opinion is subject to the following qualifications:

(a)
save as expressed in paragraphs 9(j) and 9(t) we express no opinion on the provisions of the Relevant Documents as well as any non-contractual obligations arising out of or in connection therewith which are governed under New York law;

(b)
the opinion that Xinda HK is a company limited by shares duly incorporated under Hong Kong law, that it is not subject to any High Court action and District Court action commenced in Hong Kong between [●] and [●], 2014 and is not in liquidation is based on the assumptions set out in this opinion and otherwise solely upon our examination of the results of the Searches. It should be noted that (i) forms and notifications submitted to the Companies Registry do not immediately appear in the public records which are available for inspection at the Companies Registry, (ii) a search at the Companies Registry alone is not capable of revealing whether or not a winding-up petition or a petition for the making of an administration order has been presented, (iii) filings and submissions submitted to the Registry of the High Court and District Court of Hong Kong do not immediately appear in the cause book of the Registry of the High Court of Hong Kong and the Registry of the District Court of Hong Kong, and (iv) forms and notifications, in particular, notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at the Official Receiver’s Office in Hong Kong immediately and there may be a delay in the relevant notice appearing on the file of the company concerned;

(c)
any guarantee and/or indemnity provisions of the Relevant Documents (i) are subject to principles of Hong Kong laws that may operate to exonerate, discharge, reduce or extinguish the liabilities of a guarantor or indemnifying party notwithstanding the express terms of such guarantees or indemnities; and (ii) intended to prevent Xinda HK from being exonerated or discharged from its obligations thereunder, or its liabilities being reduced or extinguished, by reason of the occurrence of events or the conduct or action of any parties, may not be enforceable in all instances, as the Hong Kong courts construe guarantees and indemnities strictly and the ability to rely on protective language  in  any  particular  situation  will  depend  on  the  facts  and  the circumstances applicable to such situation;

(d)
the term “enforceable” as used in this opinion means that the obligations assumed by Xinda HK under the Relevant Documents are of a type and form that the Hong Kong courts would ordinarily enforce. This opinion is not to be taken to imply that any obligation under the Relevant Documents would necessarily be capable of enforcement in all circumstances in accordance with its terms or that the Hong Kong courts would necessarily grant any remedy. It does not address the extent to which a judgment obtained in a court outside Hong Kong will be enforceable in Hong Kong;

(e)
the enforceability of the Relevant Documents may be subject to (i) statues of limitation, lapses of time and laws relating to bankruptcy, insolvency, liquidation, administration, arrangement, moratorium or re-organization or other laws relating to or affecting generally the enforcement of the rights of creditors, (ii) the fact that claims may be time-barred or subject to defences of set-off or counterclaim, and (iii) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against such party’s own negligence, willful misconduct, unlawful conduct or violations of laws, rules or regulations or to exculpate any persons for breaches of any statutory duty or intentional harm;

(f)
the enforceability of the Relevant Documents may be limited by general principles of equity, including, without limitations, concepts of materiality, reasonableness, good faith and fair dealing and by possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights; in addition, equitable remedies, such as injunction and specific performance, are discretionary and may not be awarded by the Hong Kong courts, particularly in situations where damages are considered to be an adequate and appropriate remedy. This is so regardless of whether the case is considered in a proceeding in equity or law;

(g)
if each of China XD, Xinda HK and Favor Sea is not a separate legal and independent entity undertaking commercial activities independent from the PRC Government and as such, each of China XD, Xinda HK and Favor Sea does not enjoy powers of independent management and freedom from interference, with ownership of assets and the capacity independently to assume civil liabilities, then China XD, Xinda HK and Favor Sea and their assets may be entitled to sovereign or other immunity in the courts of Hong Kong. In such circumstances, Hong Kong courts will not have jurisdiction, and prosecution or enforcement may not be taken in the Hong Kong courts against any of China XD, Xinda HK and Favor Sea and any of their assets. In addition, any representation or undertaking given by them in the Relevant

Documents not to claim and to waive any sovereign or other immunity or not being entitled to make such claim or waiver may not be enforceable in the courts of Hong Kong;

(h)
the obligations to make any payments of default or additional interest and other default or additional amounts under the Relevant Documents may not be enforceable if the Hong Kong courts holds that such a payment constitutes a penalty and not a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the default in such payments. We express no opinion on whether any such payments constitute a genuine and reasonable pre-estimate;

(i)
the Hong Kong courts may decline to accept jurisdiction under the Relevant Documents if concurrent proceedings are pending elsewhere or if it decides that another jurisdiction is a more appropriate forum;

(j)
the Hong Kong courts may decline to give effect to any of the undertakings to pay costs made by each of the parties under the Relevant Documents, and may not award, by way of costs, all of the expenditure incurred by a successful litigant in proceedings brought before such courts;

(k)
the Hong Kong courts may decline to give effect to any provision of the Relevant Documents which provides that in the event of any invalidity, illegality or unenforceability of any provision of any such document, the remaining provisions thereof shall not be affected or impaired, particularly if doing so would (i) be contrary to public policy, or (ii) involve the making of a new contract for the parties;

(l)
the Hong Kong courts may give a judgment in a currency other than Hong Kong dollars if, subject to the terms of the contract, it is the currency which most fairly expresses the plaintiff’s loss, but such judgments may be required to be converted into Hong Kong dollars or any other currencies for enforcement purposes;

(m)
where the sum payable under a judgment, which is to be registered in Hong Kong, is expressed in a currency other than Hong Kong dollars, the judgment will be registered as if it were a judgment for such sum expressed in Hong Kong dollars converted at the rate of exchange prevailing at the date of registration;

(n)
notwithstanding the provisions of the Relevant Documents, a determination, designation, calculation or certificate of any party as to any matter provided for in the Relevant Documents might, in certain circumstances, be held by the Hong Kong courts not to be final, conclusive and binding;

(o)
under the rules of procedure applicable to proceedings in a Hong Kong court, a Hong Kong court may, at its discretion, order a plaintiff in an action, being (i) a party who is not ordinarily resident in Hong Kong, or (ii) a limited company to whom it appears may not be able to pay an award of costs against it, to provide security for costs;

(p)
we express no opinion on the accuracy or completeness of any representations, warranties, conditions or statements of fact set out in the Relevant Documents and the Offering Memoranda, which representations, warranties, conditions or statements we have not independently verified; and

(q)
the choice of New York law in the Relevant Documents would not be recognized or upheld if there were reasons for avoiding the choice of law on the grounds that its application would be contrary to public policy or it was not made freely for bona fide reasons. The choice of New York law would not be upheld, for example, if it were made with the intention of evading the law of the jurisdiction with which the contract had its most substantial connection and which, in the absence of New York law, would have invalidated the contract or been inconsistent with it and the Hong Kong court’s enforcement of any judgment from the New York court is subject to common law principles, specifically, the conditions that such judgment be final and conclusive and be for a definite monetary sum.

OBSERVATIONS

11.	We would like to make the following observations:

(a)
on July 1, 1997, Hong Kong became the Hong Kong Special Administrative Region of the People’s Republic of China. On April 4, 1990, the National People’s Congress of the People’s Republic of China (the “NPC”) adopted the Basic Law. Under Article 8 of the Basic Law, the laws of Hong Kong in force at June 30, 1997 (that is, the common law, rules of equity, ordinances, subsidiary legislation and customary law) shall be maintained, except for any that contravene the Basic Law and subject to any amendment by the legislature of Hong Kong. Under Article 160 of the Basic Law, the laws of Hong Kong in force at June 30, 1997 are to be adopted as laws of Hong Kong unless they are declared by the Standing Committee of the NPC (the “Standing Committee”) to be in contravention of the Basic Law and, if any laws are later discovered to be in contravention of the Basic Law, they shall be amended or cease to have force in accordance with the procedures prescribed by the Basic Law; and

(b)	under paragraph 1 of the Decision of the Standing Committee of the National People’s Congress on the Treatment of the Laws Previously in Force in Hong

Kong in Accordance with Article 160 of the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Decision”) taken on February 23, 1997, the Standing Committee decided that the “laws previously in force in Hong Kong, which include the common law, rules of equity, ordinances, subsidiary legislation and customary law, except for those which contravene the Basic Law, are to be adopted as the laws of the Hong Kong Special Administrative Region”. Under paragraph 2 of the Decision, the Standing Committee decided that the ordinances and subsidiary legislation set out in Annex 1 to the Decision “which are in contravention of the Basic Law” are not to be adopted as the laws of Hong Kong. One of the ordinances set out in that Annex is the Application of English Law Ordinance (Cap. 88 of the Laws of Hong Kong) (the “English Law Ordinance”). The English Law Ordinance applied the common law and rules of equity of England to Hong Kong. We have assumed in giving this opinion that the effect of paragraph 2 of the Decision, insofar as it relates to the English Law Ordinance, was to repeal the English Law Ordinance prospectively and that the common law and rules of equity of England which applied in Hong Kong on June 30, 1997 continue to apply, subject to their subsequent independent development which will rest primarily with the courts of Hong Kong which are empowered by the Basic Law to refer to precedents of other common law jurisdictions when adjudicating cases. The judgment of the Court of Appeal of the High Court in HKSAR v. Ma Wai Kwan David and Others, Res No.1 of 1997 supports this assumption that the common law and rules of equity of England which applied to Hong Kong on June 30, 1997 continue to apply to Hong Kong.

BENEFIT OF OPINION

12.
This opinion is addressed to you and may be relied upon by you only in connection with the Relevant Documents. It may not be used, disclosed or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, nor is it to be quoted or referred to in any public document or filed with any government agency or other person without in each instance our prior written consent. This opinion may, however, with our further written consent, be used and, if necessary, furnished, where it is reasonable to do so and without prior notice to us (to the extent notice is impracticable) (i) for the purpose of responding to requests to review the opinion by governmental, regulatory or judicial authorities having competent jurisdiction over the Joint Global Coordinators, the Representatives or the Initial Purchasers and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Notes. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

Yours faithfully

Shearman & Sterling

Schedule A

UBS AG, Hong Kong Branch
Morgan Stanley & Co. International plc
The Hongkong and Shanghai Banking Corporation Limited

Schedule B

Below sets out the extracts of the relevant sections in the Offering Memoranda referred to in paragraph 9(s) of the opinion:

PLAN OF DISTRIBUTION – SELLING RESTRICTIONS – HONG KONG

This offering circular has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, except as mentioned below, this offering circular may not be issued, circulated or distributed in Hong Kong. A copy of this offering circular may, however, be issued to a limited number of prospective applicants for the Notes in Hong Kong in a manner which does not constitute an offer of the Notes to the public in Hong Kong or an issue, circulation or distribution in Hong Kong of a prospectus for the purposes of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to ‘‘professional investors’’ within the meaning of the Securities and Futures Ordinance (Cap. 571. Laws of Hong Kong) and any rules made thereunder.

ENFORCEMENT OF CIVIL LIABILITIES

The Issuer is incorporated under the laws of the British Virgin Islands and the Subsidiary Guarantor is organized under the laws of Hong Kong. Substantially all of our directors and officers reside outside the United States and all or a substantial portion of their assets and substantially all of our and our Subsidiary Guarantor’s assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Issuer or such persons or to enforce against any of them, in the United States, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws or other laws of the United States, or any state or territory within the United States.

We have been advised by our Hong Kong legal adviser, Shearman & Sterling, that there is no legislation stipulating that there can be reciprocal enforcement of judgments between Hong Kong and the United States in Hong Kong. However, some judgments from a United States court can be enforced in Hong Kong by way of common law. Thus, there is doubt as to the enforceability in Hong Kong of a judgment obtained from a United States court.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE GUARANTEES AND THE COLLATERAL

We have been advised by our Hong Kong legal adviser, Shearman & Sterling, that Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. However, under Hong Kong common law, a foreign judgment (including one from a court in the United States predicate upon U.S. federal or state securities laws) may be enforced in Hong Kong by bringing an action in a Hong Kong court, and then seeking summary or default judgment on the strength of the foreign judgment, provided that the foreign court is a court of competent jurisdiction, the foreign judgment is for a debt or definite sum of money and is final and conclusive on the merits.

EXHIBIT G

Form of Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

November [    ], 2013

To [                        ] Ladies and Gentlemen:

We have acted as special counsel to Xinda Holding (HK) US Sub Inc., a New York corporation (the “Company”), in connection with rendering the opinion set forth herein.

In our capacity as special counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

1.	The Certificate of Incorporation of the Company;

2.	The certificate dated as of the date hereof executed by or on behalf of the Company (the “Opinion Certificate”); and

3.	The Certificate of Good Standing of the Company dated as of November [ ], 2013 issued by the Secretary of State of the State of New York (the “Good Standing Certificate”).

In rendering this opinion we have relied, without independent investigation, solely upon the representations and warranties of the Company as to matters of fact contained in the documents and certificates provided to us by the Company referred to in items 1 through 3 of the foregoing paragraph and specifically identified to you, and we are not aware of any reason why we are not justified in so relying. We have assumed the accuracy of all copies provided to us and the genuineness of all signatures on all relevant documents. We also have obtained and relied upon such certificates from public officials and from the Company as we considered necessary for the purpose of rendering this opinion.

This opinion relates solely to the corporate laws of the State of New York, and we express no opinion with respect to the effect or applicability of the laws in other areas or of other jurisdictions.

On the basis of our examination and in reliance thereon and on our consideration of such other matters of fact and questions of law as we consider relevant in the circumstances, we are of the opinion that, based solely upon the Good Standing Certificate, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

*           *           *

November    , 2013

This opinion is rendered as of the date first written above solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP